Exhibit 1.1

Ref: L-309674

Table of contents
Article    Page
Introduction    1
1Default Articles and other standard regulations do not apply    1
2The meaning of the Articles    1
3Shareholders’ Liabilities    5
4Fractions of shares    5
5The power to reduce capital    6
6Buying back shares    6
7The special rights of new shares    6
8The Directors’ power to deal with shares    7
9Power to pay commission and brokerage    7
10No trusts or similar interests recognised    7
11Uncertificated shares    8
12Certificates    8
13Replacement share certificates    9
14Changing the special rights of shares    10
15More about the special rights of shares    10
16Transfer forms    11
17Transferring shares in certificated form    11
18Refusing to register certain transfers    11
19Overseas branch registers    12
20More provisions on uncertificated shares    12
21If a shareholder dies    13
22Registering personal representatives    13
23A person who wants to be registered must give notice    13
24Transfers by a person who is automatically entitled to a share by law    13
25The rights of people automatically entitled to shares by law    14
26Shareholders who cannot be traced    14
27The Annual General Meeting    15
28Notice of General Meetings    15
29Class meetings    17

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30Moving a General Meeting at short notice    17
31Satellite meeting places    18
32Combined physical and electronic General Meetings    19
33Attending and taking part in General Meetings    20
34Speaking and voting at General Meetings    20
35The chair of a General Meeting    20
36Security and other arrangements at General Meetings    21
37Overflow meeting rooms    21
38The quorum needed for General Meetings    21
39The procedure if there is no quorum    22
40Adjourning General Meetings    22
41Amending resolutions    23
42Proxies, Corporate Representatives and Directors speaking at General Meetings    23
43All votes decided on a poll    23
44How a poll is taken    24
45Timing of a poll    25
46The effect of a declaration by the chair    25
47The votes of shareholders    25
48Shareholders who owe us money    26
49Votes of shareholders who are of unsound mind    26
50The votes of joint holders    26
51Suspending shareholder rights on non-disclosure of interest    26
52Completing proxy forms    28
53Delivering completed proxy forms    29
54Cancelling a proxy’s authority    30
55Representatives of companies    30
56Challenging votes    30
57The number of Directors    31
58Qualification to be a Director    31
59Directors’ fees    31
60Special pay    31

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61Directors’ expenses    31
62Directors’ pensions and other benefits    32
63Appointing Directors to various posts    32
64Retiring Directors    33
65Eligibility for re-election    33
66Re-electing a Director who is retiring    33
67Electing two or more Directors    33
68People who can be Directors    33
69Filling vacancies and appointing extra Directors    34
70Removing and appointing Directors by an ordinary resolution    34
71When Directors are disqualified    34
72Directors’ meetings    35
73How Directors’ meetings are called    35
74Quorum    35
75The chair of Directors’ meetings    36
76Voting at Directors’ meetings    36
77Directors’ meetings by video or web conference and phone    36
78Resolutions in writing    36
79The validity of Directors’ actions    37
80Authorising Directors’ interests    37
81Directors may have certain interests    38
82Restrictions on quorum and voting    39
83Confidential information    41
84Directors’ interests - general    41
85Minutes    42
86Delegating powers to committees    42
87Committee procedure    42
88General powers of Directors    43
89Provision for employees if we cease or transfer our business    43
90The power to appoint attorneys and agents    43
91Local boards    43

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92Using the title ‘Director’    44
93Signatures on cheques    44
94Borrowing powers    44
95Borrowing restrictions    44
96Alternate directors    47
97The Company Secretary    48
98The Seal    48
99Establishing that documents are genuine    49
100Setting up reserves    49
101Final dividends    50
102Fixed and interim dividends    50
103Dividends not in cash    50
104Deducting amounts owing from dividends and other money    50
105Payments to shareholders    51
106Record dates for payments and other matters    52
107Dividends which are unclaimed    52
108Waiving dividends    53
109Capitalising reserves    53
110Shareholders can be offered the right to receive scrip dividends (extra shares instead of cash dividends)    54
111Accounting and other records    55
112The location and inspection of records    55
113Sending copies of accounts and other documents    56
114Acts of Auditors    56
115Auditors at General Meetings    56
116Serving and delivering notices and other documents    57
117Notices to joint holders    57
118Notices for shareholders with foreign addresses    57
119When notices are served or considered to be served    57
120Serving notices and documents on shareholders who have died, are bankrupt or are of unsound mind    58
121If documents are accidentally not sent    58

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122When entitlement to notices stops    58
123Signing or authenticating of documents sent electronically    59
124Statutory requirements for notices    59
125Directors’ power to petition    59
126Distributing assets in kind    59
127Destroying documents    60
128Indemnity and insurance    60
129ADR definitions    62
130The ADR Depositary can appoint proxies    62
131The ADR Depositary must keep a Proxy Register    62
132Appointed Proxies can only attend General Meetings if properly appointed    63
133Rights of Appointed Proxies    63
134Sending information to an Appointed Proxy    63
135Paying dividends to an Appointed Proxy    63
136The Proxy Register can be fixed at a certain date    63
137The nature of an Appointed Proxy’s interest    64
138Validity of the appointment of Appointed Proxies    64
About the glossary    65

5

Company number: 4031152

The Companies Act 2006 Public company limited by shares
Articles of Association
of
National Grid plc

As amended by special resolution on [●] 2021
(Incorporated on 11 July 2000)

Introduction

1Default Articles and other standard regulations do not apply
1.1The regulations in Table A of the Companies (Tables A to F) Regulations 1985 and in the Companies (Model Articles) Regulations 2008, and any other articles or regulations which may apply to companies like us under the Statutes, do not apply to us, unless expressly included in these Articles.

2The meaning of the Articles
2.1The following table gives the meaning of certain words and phrases as they are used in these Articles. However, the meaning given in the table does not apply if it is inconsistent with the context in which a word or phrase appears. After the Articles there is a glossary which explains various words and expressions. But the glossary is not part of the Articles and it does not affect their meaning. The words which are explained in the table below, or in specific Articles, are printed in bold and those which are explained in the glossary are printed in italics.

Words	Definitions
accounting reference date	This is 31 March, the date on which our financial year ends.
alternate director	A person appointed by a Director to act in their place.
Annual General Meeting	The annual meeting of our shareholders which we hold to comply with these Articles and the law.
Articles	Our Articles of Association, which set out our company’s rules, and any changes made to them.
Auditors	Our auditors, an independent firm of accountants which examines our records and financial statements.
Board	Our Board of Directors, or those Directors attending a Directors’ meeting that has been properly convened (arranged) and which has a quorum.

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Words	Definitions
business day	A day which is not a Saturday, Sunday, or a public or bank holiday in England.
class meeting	A meeting of the holders of a relevant class of shares.
clear days
This period of a notice is the number of days between, but not including, the day when the notice is given or deemed (considered) to be given and the day for which it is given or on which it is to take effect.

combined physical and electronic General Meeting	A General Meeting called and held in line with these Articles and which persons may attend at either a physical meeting place or through an electronic platform.
committee	A committee of the Board, appointed with powers delegated in line with Article 86.
Companies Act	The Companies Act 2006, as may be amended from time to time, and as it applies to the company.
Company Communications Provisions	Sections 1143 to 1148, Section 1168 and Schedules 4 and 5 of the Companies Act.
corporate representative
A person or persons, authorised by a company which is a shareholder, to act as its corporate representative or corporate representatives at a General Meeting or class meeting which the company is entitled to attend.

CREST Regulations	The Uncertificated Securities Regulations 2001.
Director	A Director of NG.
electronic form
Includes any notice, document or information sent or supplied electronically or through any other medium (including sending by email, posting on a website, sending by fax or by sending a disk by post).

electronic means	Shall have the same meaning as in the Company Communications Provisions.
electronic platform	Any form of electronic platform or facility, including (but not limited to) website addresses, apps and conference call systems.
existing shares (of any kind)	Shares which are in issue at the relevant time.
FCA	The Financial Conduct Authority, acting in its role as the competent authority for the purposes of the Financial Services and Markets Act 2000.

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Words	Definitions
General Meeting or meeting
A meeting of our shareholders (whether held as a satellite meeting as set out in Article 31, a physical General Meeting, or a combined physical and electronic General Meeting) which is an Annual General Meeting or any other General Meeting, as set out in Article 27.

in writing	Written by hand or produced by any substitute for writing including anything in electronic form.
Interested Directors	Directors who have or could have a direct or indirect interest in a matter which conflicts, or could conflict, with our interests.
law	The Companies Acts, and all other laws and regulations applying to NG (including the FCA’s rules) or our shareholders as the case may be.
London Stock Exchange	The London Stock Exchange plc.
NG	National Grid plc.
operator	Euroclear UK & Ireland Limited or any other operator of a relevant system under the CREST Regulations.
paid up share or other security	Includes a share or other security which is treated (credited) as paid up.
pay	Includes any kind of reward or payment for services.
physical General Meeting	Any General Meeting which persons can only attend at a physical meeting place.
present
For the purposes of a physical General Meeting, this means being at a physical meeting place. For the purposes of a combined physical and electronic General Meeting, this means being either at a physical meeting place or attending through an electronic platform.

Procedural Resolution
A resolution at a General Meeting which in the chair’s opinion is of a procedural nature (such as a resolution on the choice of a chair of the General Meeting, a resolution to adjourn the General Meeting or a resolution to correct an obvious error in a Substantive Resolution).

Register	Our register of shareholders.
registered office	Our registered office.
seal	Our Common Seal, or any official seal we keep under Section 50 of the Companies Act (called a securities seal).
shareholder	A holder of our shares.

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Words	Definitions
shareholders’ meeting	Includes both a General Meeting and a class meeting of NG.
shares	Our ordinary shares or any other class of our shares which are created.
Statutes	The Companies Acts, the CREST Regulations and every other law currently in force which concern companies and affect us.
Substantive Resolution	Any resolution at a General Meeting, other than a Procedural Resolution.
United Kingdom	Great Britain and Northern Ireland.
we, us, our	National Grid plc.

1.2References to a debenture include debenture stock and references to a debenture holder include a debenture stockholder.
1.3Where the Articles refer to a person who is automatically entitled to a share by law, this includes a person who is entitled to the share as a result of the death, or bankruptcy, of a shareholder.
1.4Words which refer to a single number also refer to plural numbers, and the other way around.
1.5References to a person include companies, unincorporated associations and so on.
1.6Any headings in these Articles are only included for convenience. They do not affect the meaning of the Articles.
1.7When an Act, or a section of an Act, is referred to, this includes any amendment to the Act or section (before or after the adoption of these Articles), as well as where it is included in a later Act.
1.8When an Act or the Articles are referred to, the version which is current at the time will apply.
1.9Where the Articles give any power or authority to anybody, this power or authority can be used on any number of occasions, unless the way in which power or authority is used does not allow this meaning.
1.10References to the Companies Acts have the meaning given to them by Section 2 of the
Companies Act but will only apply to provisions which are in force at the relevant date.
1.11Any word which is defined in the Companies Acts or the CREST Regulations means the same in the Articles, unless the Articles define it differently, or the way in which the word is used is inconsistent with the definition given in the Companies Acts or the CREST Regulations.
1.12Where the Articles say that something can be done by passing an ordinary resolution, this can also be done by passing a special resolution.
1.13Where the Articles refer to any document being made effective, this means being signed, sealed or executed in some other legally valid way.

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1.14Where the Articles refer to months or years, these are calendar months or years.
1.15Articles which apply to shares can also apply to stock. References in those Articles to share or shareholder include stock or stockholder.
1.16Where the Articles refer to shares in certificated form, this means that ownership of the shares can be transferred using a written transfer document (rather than in line with the CREST Regulations) and that a share certificate is usually issued to the owner.
1.17Where the Articles refer to shares in uncertificated form, this means that ownership of the shares can be transferred in line with the CREST Regulations without using a written transfer document and that no share certificate is issued to the owner.
1.18References to officers include Directors and the Company Secretary, but not the
Auditors.
1.19Where the Articles refer to an address, this will include any number or address (including, in the case of any proxy appointment permitted under Article 53.3, an identification number of a participant in the relevant system) used for sending or receiving notices, documents or information electronically or through a website.
1.20Except where the context requires otherwise, any reference to issued shares of any class (whether of NG or of any other company) will not include any shares of that class held as treasury shares.
1.21References to the system’s rules will include the rules, regulations, procedures, facilities and requirements of the relevant system concerned.

Shares

3Shareholders’ Liabilities
Each shareholder’s liability (as a shareholder) is limited to the amount (if any) that is unpaid on the shares that he or she holds.

4Fractions of shares
4.1If any shares are consolidated or divided, the Directors have the power to deal with any fractions of shares which result. The Directors can sell any shares representing fractions as they think fit and distribute the net proceeds of sale among shareholders in proportion to their fractional entitlements in line with the law, their rights and interests. The Directors can sell to anyone (including us, if the law allows this) and can authorise any person to transfer those shares to the buyer or in line with the buyer’s instructions. The buyer does not need to check how we used the money and their ownership of the shares will not be affected if the sale was irregular or invalid in any way. Where any shareholder’s entitlement to a portion of the proceeds of sale is less than £5, the Directors may decide to give that shareholder’s portion to an organisation with a charity status.
4.2So far as the law allows, when shares are consolidated or divided, the Directors can treat a shareholder’s shares which are held in certificated form and in uncertificated form as separate shareholdings.

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1.3The Directors can also arrange for any shares which result from a consolidation or division and which represent rights to fractions of shares to be entered in the Register as shares in certificated form where this makes it easier to sell them.

5The power to reduce capital
5.1The shareholders can pass a special resolution to:
(a)reduce our share capital in any way; or
(b)reduce, in any way, any capital redemption reserve, share premium account, or other reserve which cannot be distributed.
This is subject to any restrictions under the Statutes.

6Buying back shares
6.1We can buy back, or agree to buy back in the future, any shares of any class (including redeemable shares), if the law allows this. We can hold such repurchased shares as treasury shares in line with the Companies Act. However, if we have existing shares which are admitted to the official list maintained by the UK Listing Authority and which can be converted into other shares which are equity shares, then we can only buy back equity shares of that class if:
(a)either the terms of issue of the convertible shares permit us to buy back the equity shares; or
(b)the buy-back or agreement to buy back has been approved by a special resolution passed by the holders of the convertible shares at a separate class meeting.
6.2We have the right to:
(a)sell any treasury shares;
(b)transfer any treasury shares for the purposes of, or to benefit, an employees’ share scheme;
(c)receive an allotment of shares as fully paid bonus shares in respect of any treasury shares; or
(d)receive any amount payable on redemption of any redeemable treasury shares.
We cannot exercise any other right in respect of treasury shares we hold, including any right to attend or vote at meetings, to participate in any offer we make to shareholders or to receive any distribution (including in a winding up).

7The special rights of new shares
7.1If we issue new shares, the new shares can have rights or restrictions attached to them. The rights can take priority over the rights of existing shares, or existing shares can take priority over the rights of the new shares, or the new shares and the existing shares can rank equally. These rights and restrictions can apply to sharing in our profits or assets. Other rights and restrictions can also apply, for example on the right to vote. The powers conferred by this Article 7.1 are subject to the provisions of Article 7.4.

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1.2The rights and restrictions referred to in Article 7.1 can be decided by an ordinary resolution passed by the shareholders. The Directors can also take these decisions if they do not conflict with any resolution passed by the shareholders.
1.3If the law allows, the rights of any new shares can include rights for the holder or us (or both the holder and us) to have them redeemed. The Directors may determine the terms, conditions and manner of redemption of any such shares.
1.4The ability to attach particular rights and restrictions to new shares can be restricted by special rights previously given to holders of any existing shares.

8The Directors’ power to deal with shares
8.1The Directors can decide how to deal with any new shares. The Directors can:
(a)allot them on any terms;
(b)grant options to give people a choice to acquire shares in the future; or
(c)dispose of the shares in any other way.
This Article 8.1 is subject to the provisions of Article 8.3.
8.2The Directors are free to decide who they deal with, when they deal with the shares, and the terms on which they deal.
8.3The Directors must comply with:
(a)the law relating to authority, pre-emption rights and other matters; and
(b)any resolution of a General Meeting which is passed under the law.

9Power to pay commission and brokerage
9.1We can use all the powers given by the law to pay commission or brokerage to any person who:
(a)applies, or agrees to apply, for any new shares; or
(b)gets anybody else to apply, or agree to apply, for any new shares.
9.2The rate per cent or amount of the commission paid, or agreed to be paid, must be disclosed as required by the law. The commission can be paid in either cash or by the allotment of fully paid shares, any combination of the two or in any other way allowed by the law.

10No trusts or similar interests recognised
10.1We will only be affected by, or recognise, a current and absolute right to whole shares. The fact that any share, or any part of a share, may not be owned outright by the registered owner does not concern us, for example if a share is held on any kind of trust.
10.2The only exception to Article 10.1 is for any right:
(a)which is expressly given by these Articles; or
(b)which we have a legal duty to recognise.

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Uncertificated shares

11Uncertificated shares
11.1We can issue shares, and other securities, which do not have certificates. We can also allow existing shares, and other securities, to be held without certificates. Evidence of ownership of these shares and securities does not involve a certificate. We can also allow any shares, or other securities, to be transferred without using a transfer form. All this applies so far as the law allows.
11.2These shares and other securities can, for example, be transferred by using a relevant system, as defined in the CREST Regulations. Shares transferred in this way are called uncertificated shares.
11.3Immediately before any shares become uncertificated shares, the Articles will only apply to those shares so far as they are consistent with:
(a)holding those shares as uncertificated shares;
(b)transferring ownership of those shares by using a relevant system; and
(c)any of the provisions of the CREST Regulations.
11.4The Directors can also lay down regulations which:
(a)govern the issue, holding and transfer, and where appropriate, the mechanics of conversion and redemption, of these shares and securities;
(b)govern the mechanics for payments involving a relevant system; and
(c)make any other provisions which they consider are necessary to ensure that these Articles are consistent with the CREST Regulations, and with any rules or guidance of an operator of a relevant system.
These regulations will, if they say so, apply instead of the other provisions in the Articles relating to certificates, and the transfer, conversion and redemption of shares and other securities, and any other provisions which are not consistent with the CREST Regulations. If the Directors do make any regulations under this Article 11.4, Article 11.3 will still apply to the Articles, read with those regulations.

Share certificates

12Certificates
12.1Except as otherwise provided in these Articles, when a shareholder is first registered as the holder of any class of shares in certificated form, they are entitled, free of charge, to a separate share certificate for each class of shares they hold in certificated form.
12.2We must also satisfy any requirements of the CREST Regulations when issuing share certificates. Where the law allows, we do not need to issue share certificates.
12.3If a shareholder receives more shares in certificated form of any class, they are entitled, without charge, to another certificate for the extra shares.

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1.4If a shareholder transfers part of their shares covered by a certificate, they are entitled, free of charge, to a new certificate for the balance if the balance is also held in certificated form. We will cancel the old certificate.
1.5We do not have to issue more than one certificate for any share in certificated form, even if that share is held jointly.
1.6When we deliver a certificate to one joint shareholder holding shares in certificated form, we treat this as delivery to all of the joint shareholders.
1.7We can deliver a certificate to a broker or agent who is acting for a person who is buying the shares in certificated form, or who is having the shares transferred to them in certificated form.
1.8The Directors can decide how share certificates are made effective. For example, they can be:
(a)signed by one or more Directors;
(b)sealed with the Seal (or, in the case of shares on a branch register, an official seal for use in the relevant territory); or
(c)printed, in any way, with a copy of the Seal or with a copy of the signature of one or more Directors. The copy can be made or produced mechanically, electronically or in any other way the Directors approve as long as it complies with the law.
1.9A share certificate must state the number and class of shares to which it relates, their nominal value and the amount paid up on those shares. It cannot be for shares of more than one class.
1.10The time limit for us to provide a share certificate in certificated form is:
(a)one month after the allotment of a new share (or any longer period provided by its terms of issue); or
(b)five business days after a transfer of shares is presented for registration.
1.11Share certificates will also be prepared and sent earlier where the FCA requires it.

13Replacement share certificates
13.1If a shareholder has two or more share certificates for shares of the same class which are in certificated form, they can return the certificates to us, ask us to cancel these and replace them with a single new certificate. We can comply with this request and the Directors can require the shareholder to pay our administrative expenses for doing so.
13.2A shareholder can ask us to cancel and replace a single share certificate with two or more certificates, for the same total number of shares. We can comply with this request and the Directors can require the shareholder to pay our administrative expenses for doing so.
13.3A shareholder can ask us for a new certificate if the original is:
(a)damaged or defaced; or
(b)said to be lost, stolen, or destroyed.

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1.4If a certificate has been damaged or defaced, we can ask for the certificate to be returned to us before issuing a replacement. If a certificate is said to be lost, stolen or destroyed, we can ask for satisfactory evidence, and an indemnity, before issuing a replacement.
1.5The Directors can require the shareholder to pay our administrative expenses for issuing any share certificates under Article 13.3.
1.6Any one joint shareholder can request replacement certificates under this Article 13 and we can treat an application for a replacement certificate made by one joint shareholder as being made on behalf of all the shareholders concerned.

Changing share rights

14Changing the special rights of shares
14.1Whenever our share capital is split into different classes of share, any special rights attached to any of these classes can be varied or cancelled:
(a)in such a way as provided by those rights; or
(b)if approved by a special resolution; as long as:
(a)the law allows this; and
(b)the Articles or rights attached to any class of share do not say otherwise.
The special resolution must be passed at a separate meeting of the holders of the relevant class of shares. This is called a class meeting (the provisions governing a class meeting are set out in Article 29). Alternatively, the holders of at least three-quarters of the existing shares of the class (by nominal value) can give their consent in writing.
14.2The special rights of a class of shares can be varied or cancelled:
(a)while we are a going concern;
(b)while we are being wound up; or
(c)if we are considering being wound up.
14.3This Article 14 also applies to the variation or cancellation of special rights of shares forming part of a class. Each part of the class which is being treated differently is viewed as a separate class under this Article 14.

15More about the special rights of shares
15.1The special rights of existing shares are not regarded as varied, breached or cancelled if:
(a)new shares are created, or issued, which rank equally with or subsequent to any other existing shares in sharing in our profits or assets; or
(b)we redeem or buy back our own shares.
But this does not apply if the terms of the existing shares expressly say otherwise.

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Transferring shares

16Transfer forms
16.1Unless the Articles or terms of issue of any shares say otherwise, any shareholder can transfer some or all of their shares to another person. Every transfer of shares in certificated form must be in writing, and either in the usual standard form (known as a stock transfer form), or in any other form approved by the Directors.
16.2Transfers of uncertificated shares are to be carried out using a relevant system and must comply with the CREST Regulations.

17Transferring shares in certificated form
17.1A transfer form for shares in certificated form must be delivered to the office where the Register is kept (or any other place the Directors may decide). The transfer form must have with it:
(a)the share certificate for the shares to be transferred; and
(b)any other evidence which the Directors ask for to prove that the person wanting to make the transfer is entitled to do so.
17.2A transfer form for shares in certificated form must be signed, or made effective in some other way, by the person making the transfer.
17.3The person making a transfer will be treated as continuing to be the shareholder until the name of the person the share is being transferred to is put on the Register for that share.
17.4If we register a transfer, or if the Directors have any grounds for suspecting fraud, we can keep the transfer form. Otherwise, if the Directors refuse to register a transfer, the transfer form will be returned, when notice of refusal is given, to the person lodging it.
17.5A transfer form cannot be used to transfer more than one class of shares. Each class of shares needs a separate form.
17.6We do not charge a fee for transferring shares or registering changes relating to the ownership of shares.
17.7Transfers cannot be in favour of more than four joint holders.
17.8A transfer form must be properly stamped by HM Revenue & Customs (or its successor if any) for payment of stamp duty where this is required.

18Refusing to register certain transfers
18.1The Directors can refuse to register a transfer of any shares:
(a)if the relevant conditions in Article 17 are not satisfied;
(b)if the transfer is in favour of a minor, a bankrupt, or a person of unsound mind; or
(c)where the Board is obliged or entitled to refuse to do so as a result of any failure to comply with a notice under Section 793 of the Companies Act (see Article 51).
18.2The Directors do not have to give any reasons for refusing to register a transfer of any shares, but if any of those shares are admitted to the official list maintained by the FCA,

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the Directors cannot refuse to register a transfer if this would stop dealings in the shares from taking place on an open and proper basis.
1.3If the Directors decide not to register a transfer of a share, they must notify the person the shares were to be transferred to, in line with Article 17.4. They must do this no later than two months after we receive the transfer form (in the case of a share in certificated form) or the instruction from the operator of the relevant system (in the case of a share in uncertificated form).

19Overseas branch registers
19.1We can use all legal powers to keep an overseas branch register. The Directors can make and change any regulations relating to this register, as long as the law allows this.

20More provisions on uncertificated shares
20.1Subject to the law and the CREST Regulations, and apart from any class of share which is wholly in uncertificated form, the Directors can decide that any class of shares can be held in uncertificated form and that title to such shares can be transferred by means of a relevant system, or that shares of any class should stop being held and transferred as such.
20.2The provisions of these Articles do not apply to shares of any class which are in uncertificated form if these Articles are inconsistent with:
(a)holding shares of that class in uncertificated form;
(b)transferring title to shares of that class by means of a relevant system; or
(c)any provision of the CREST Regulations.
20.3If:
(a)the Articles give the Directors power to take action, or instruct other persons to take action, in order to sell, transfer or otherwise dispose of shares; and
(b)the shares in uncertificated form, but the power is expressed in terms which assume the use of a certificate or other written instrument;
the Directors may take any action necessary or convenient to achieve the same results when exercising that power in relation to shares in uncertificated form.
20.4The Directors may take any action they consider appropriate in order to sell, transfer, dispose of, cancel, re-allot or surrender a share in uncertificated form or otherwise to enforce a legal charge that exists over it. This may include converting the share to certificated form.
20.5In order for a share to be dealt with in line with the Articles, we may give the relevant shareholder notice that:
(a)if the share is uncertificated, it will be converted into certificated form; and
(b)if the share is certificated, it will be converted into uncertificated form.
20.6Unless the Directors decide otherwise, shares which a shareholder holds in uncertificated form must be treated as separate holdings from any shares that they hold in certificated form.

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1.7A class of shares must not be treated as two classes simply because some shares of that class are held in certificated form and others are held in uncertificated form.

People automatically entitled to shares by law

21If a shareholder dies
21.1If a sole shareholder dies (or a shareholder who is the last survivor of joint shareholders dies), their legal personal representatives will be the only people who we will recognise as being entitled to their shares.
21.2If a shareholder who is a joint shareholder dies, the remaining joint shareholder or shareholders will be the only people who we will recognise as being entitled to their shares.
21.3But this Article does not discharge the estate of any shareholder from any liability.
21.4We may send a notice to a person who is automatically entitled to a share by law to make a decision to be registered (as set out in Article 23) or to transfer the share (as set out in Article 24). If the person does not carry out the action set out in the notice within one year of the notice, we may register that person as the holder of that share.

22Registering personal representatives
22.1A person who becomes automatically entitled to a share by law can either be registered as the shareholder, or can select some other person to have the share transferred to. The person who is automatically entitled by law must provide any evidence of his entitlement the Directors require.

23A person who wants to be registered must give notice
23.1If a person who is automatically entitled to shares by law wants to be registered as a shareholder, and subject (where relevant) to the system’s rules, they must deliver or send a notice to us saying that they have made this decision. They must sign this notice, and it must be in the form, and accompanied by any other documents, which the Directors require. This notice will be treated as a transfer form. All of the provisions of these Articles about registering transfers of shares apply to it except that the shares will only be treated as being presented for registration under Article 12.10 when we receive the notice in the form, and accompanied by any other documents, required by the Directors. The Directors have the same power to refuse to register the automatically-entitled person as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

24Transfers by a person who is automatically entitled to a share by law
24.1If a person who is automatically entitled to a share by law wants the share to be transferred to another person, they must do the following:
(a)for a share in certificated form, sign a transfer form to the person they have selected; and
(b)for a share in uncertificated form, transfer the share using a relevant system.

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1.2The Directors have the same power to refuse to register the person selected as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

25The rights of people automatically entitled to shares by law
25.1A person who is automatically entitled to a share by law is entitled to any dividends or other money relating to the share, even though they are not registered as the holder of that share. But the Directors can withhold the dividend and other money until a person has been properly registered as the shareholder as laid down in the Articles. They can also withhold the dividend if the person who was previously entitled to the share could have had their dividend withheld.
25.2Unless and until they are registered as the shareholder, the person automatically entitled to a share by law is not entitled to:
(a)receive notices of meetings;
(b)attend or vote at meetings; or
(c)(subject to Article 25.1) any of the other rights and benefits of being a shareholder.

Shareholders who cannot be traced

26Shareholders who cannot be traced
26.1We can sell any shares at the best price we can reasonably obtain if all of the following apply.
(a)During the period of 12 years before we send the notice referred to in Article 26.1(b), at least three dividends have been payable on those shares and none has been claimed, and no payments sent by us in line with these Articles has been cashed.
(b)After this 12-year period, we announce that we intend to sell the shares by sending a notice to the relevant shareholder or person who is automatically entitled to their shares by law, telling them that we intend to sell the shares. We will send the notice:
(i)in hard copy form to the last known postal address that we have for the relevant shareholder or person who is automatically entitled to their shares by law; or
(ii)in electronic form to the last known email address that we have for the relevant shareholder or person who is automatically entitled to their shares by law.
Before sending the notice, we will use reasonable efforts to trace the relevant shareholder or person who is automatically entitled to their shares by law. If we consider it appropriate, this may involve using a professional asset reunification company.

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(c)During the three months after we send the notice referred to in Article 26.1(b), we do not hear from the shareholder or any person who is automatically entitled to the shares by law.
1.2We can also sell, at the best price reasonably obtainable at the time of the sale in line with Article 26.1, any additional shares held by the same shareholder or person who is automatically entitled to their shares by law that we issued during the 12-year period referred to in Article 26.1(b). This applies to any share which Article 26.1 applies to (or any shares issued to shares which Article 26.1 applies to), if the criteria in Articles 26.1(b) and 26.1(c) are met for the additional shares (but as if the words ‘after this 12-year period’ were deleted from Article 26.1(b)), as long as the shareholder or person who is automatically entitled to their shares by law has not cashed any payments we have sent under these Articles in connection with those additional shares.
1.3To sell any shares in this way, we can appoint any person to transfer the shares. This transfer will be just as effective as if it had been signed or made effective in some other way by the registered holder of the shares, or by a person who is automatically entitled to the shares by law. The ownership of the person the shares are transferred to will not be affected, even if the sale is irregular or invalid in any way. Nor does the new shareholder need to take any steps to see how any money they may be paying for the shares is used.
1.4The net proceeds from selling shares under this Article 26 will be forfeited by the relevant shareholder and belong to us. We will not be liable in any way to, or have to account to, the shareholder for the net proceeds of the sale. We will be entitled to use or invest the net proceeds for our benefit in any way that the Directors think fit.
1.5In the case of uncertificated shares held by shareholders who cannot be traced, restrictions under the CREST Regulations will apply.

General Meetings

27The Annual General Meeting
27.1Unless the law says otherwise, we will hold an Annual General Meeting each year in addition to any other General Meetings which we hold in the year. The notice calling the meeting must say that the meeting is the Annual General Meeting. We must hold an Annual General Meeting within six months of our accounting reference date. The Directors will decide when and where (and, in the case of a combined physical and electronic General Meeting, on which electronic platforms) to hold the Annual General Meeting. They can, in accordance with Article 31, decide to hold an Annual General Meeting or any other General Meeting in more than one location and they can, in line with Article 32, decide to hold a combined physical and electronic General Meeting.

28Notice of General Meetings
28.1Subject to Article 28.2, we must give at least 21 clear days’ notice in writing for every Annual General Meeting and every other General Meeting unless, in relation to General Meetings other than the Annual General Meeting, the following conditions are met, in which case we can call a General Meeting by giving at least 14 clear days' notice in writing.

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(a)A special resolution authorising us to call General Meetings by giving 14 clear days’ notice has been passed at the last Annual General Meeting or a General Meeting that was held after the last Annual General Meeting.
(a) For the General Meeting in question, we offer a facility for the shareholders to vote by electronic means accessible to all shareholders who hold shares that give them the right to vote at General Meetings.
1.2Any notice of General Meeting must:
(a)say where the meeting is to be held (and, if the meeting will be held at more than one location in line with Article 31, state the principal meeting place and any other location under Article 31, and if it is expected that a meeting will be held as a combined physical and electronic General Meeting, the notice of meeting must state that people can attend or take part in the meeting by electronic means);
(b)give the date and time of the meeting;
(c)give the general nature of the business of the meeting;
(d)say if any resolution will be proposed as a special resolution;
(e)say that a shareholder who can attend, speak and vote can appoint one or more proxies (who need not be shareholders) to vote for him or her;
(f)state the address where appointments of proxy are to be delivered; and
(g)state whether the meeting is an Annual General Meeting or any other General Meeting.
1.3A General Meeting may be held as a combined physical and electronic General Meeting if the Directors have decided that it will be held as a combined physical and electronic General Meeting, and either:
(a)the notice calling the meeting states that it will be held as a combined physical and electronic General Meeting (or otherwise makes clear that arrangements will be made for people to attend and take part by electronic means); or
(b)the Directors decide, after the notice calling the meeting has been given, that the meeting will be held as a combined physical and electronic General Meeting.
1.4We must send notices of meetings to the shareholders, except in cases where the Articles or the rights attached to shares state that the holders are not entitled to receive them from us. We must also give notice to the Auditors and Directors. The day we serve the notice, or it is treated as served, and the day of the meeting do not count towards the period of notice.
1.5In relation to any class of shares, we can decide that only people who are entered on the Register at the close of business on a particular day are entitled to receive such a notice. We will choose that day and it will fall not more than 21 days before we send the notice.
1.6If we cannot call a General Meeting by sending notices through the post, because the postal service is suspended or restricted in the United Kingdom, the Directors can call the meeting by making the notice available on our website. Notice published in this way will be treated as being properly served on shareholders who are entitled to receive it. We can still:

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(a)serve the notice electronically; and
(b)if it becomes possible to use the postal service again more than seven days before the meeting, we must send confirmation of the notice through the post to those shareholders who did not receive the notice electronically.
1.7Unless the Companies Act does not require it, if we receive a request in writing from the number of shareholders specified in the Companies Act and in line with Article 28.9 and the Companies Act, we must send to shareholders:
(a)entitled to receive notice of the next Annual General Meeting, notice of any resolution which can properly be proposed and is intended to be proposed at that meeting; and
(b)entitled to receive notice of any General Meeting, a statement from the shareholders requesting it of not more than one thousand words about the matter referred to in any proposed resolution or the business to be dealt with at that meeting.
We will give notice of any resolution and circulate any appropriate statement, to our shareholders who are entitled to have notice of the General Meeting sent to them.
1.8If, before the end of the financial year preceding the next Annual General Meeting, we receive a request (that complies with the requirements of the Companies Act) to circulate a resolution or statement, and it is in a form acceptable to the Directors, we will send out the resolution or statement without cost to the shareholders requesting it. Otherwise, we may require the shareholders who requested it to deposit or pay a reasonable sum to meet our expenses to circulate the resolution or statement.
1.9No proceedings at any General Meeting will be invalidated if we accidentally fail to give notice of the meeting or to send an instrument of proxy to any shareholder.

29Class meetings
29.1All the Articles relating to General Meetings or meetings apply, with any necessary changes, to a class meeting, but with the following adjustments.
(a)At least two people who hold (or who act as proxies for) at least one-third of the total nominal value of the existing shares of the class are a quorum. However, if this quorum is not present at an adjourned class meeting, one person who holds shares of the class, or his proxy, is a quorum.
(b)On a poll, the holders of shares will have one vote for every share of the class they hold.
This is subject to any special rights or restrictions which are attached to any class of shares by the Articles, or when rights are attached to shares in some other way under the Articles.

30Moving a General Meeting at short notice
30.1If the Directors consider that it is impractical, undesirable or unreasonable, to hold a General Meeting at the place or places (including for a combined physical and electronic General Meeting, the electronic platform), time or on the date stated in the notice calling the meeting, they can change any or all of these things before the time at

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which it is to be held, except where the change would be against the law. If the Directors do this, they may give notice of the change as they think fit. If they fail to give notice of the change, this will not mean that the change (or any resolution passed at the postponed or moved meeting) is not valid. Notice of the business of the meeting does not need to be given again. The Directors must take reasonable steps to ensure that any shareholder trying to attend the meeting at the original time and place is informed of the new arrangements. If a meeting is rearranged in this way, proxy forms can be delivered, in the way required by Article 53, until 48 hours before the rearranged meeting. The Directors can also move or postpone the rearranged meeting, or both, under this Article 30.

31Satellite meeting places
31.1To assist with the organisation and administration of any General Meeting, the Directors may decide that the General Meeting will be held at more than one location.
31.2For the purposes of these Articles, any General Meeting taking place at two or more locations will be treated as taking place where the chair of the meeting is in attendance (to be known as the principal meeting place) and any other location where that meeting takes place is referred to in these Articles as a satellite meeting.
31.3A shareholder present in person or by proxy at a satellite meeting may be counted in the quorum and can exercise all rights that they would have been able to exercise if they were present at the principal meeting place.
31.4The Directors can make and change such arrangements as they consider appropriate to:
31.4.1ensure that all shareholders and proxies for shareholders wanting to attend the meeting can do so;
31.4.2ensure that all persons attending the meeting are able to take part in the business of the meeting and to see and hear anyone else addressing the meeting;
31.4.3ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and
31.4.4restrict the numbers of shareholders and proxies at any one location to a number that can be safely and conveniently accommodated there.
31.5Whether any shareholder or proxy is entitled to attend a satellite meeting will depend on any arrangements then in force and stated in the notice of meeting or adjourned meeting.
31.6If the communication equipment fails or if any other arrangements fail for shareholders to take part in the meeting at more than one place, the chair may adjourn the meeting under Article 40. Such an adjournment will not affect the validity of such meeting, or any business conducted at such meeting up to the point it is adjourned, or any action taken following such a meeting.
31.7A person (known as a Satellite Chair) may be appointed by the Directors to preside at each satellite meeting. Every Satellite Chair appointed:
31.7.1will carry out all requests made by the chair of the General Meeting;
31.7.2can take whatever action they think necessary to maintain the proper and orderly conduct of the satellite meeting; and
31.7.3will have all powers necessary or desirable to carry out these duties.

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32Combined physical and electronic General Meetings
32.1The Directors may decide to hold a General Meeting as a combined physical and electronic General Meeting. If so, they will provide details of how shareholders or their proxies can attend and take part in the meeting, including the physical place or places of meeting and the electronic platforms to be used.
32.2The shareholders or their proxies present will be counted in the quorum for, and entitled to vote at, the General Meeting in question.
32.3The General Meeting will be properly constituted and its proceedings valid if the chair is satisfied that appropriate facilities are available throughout the meeting to make sure that shareholders who are attending but who are not present together at the same place can attend, speak and vote at it and be represented by a proxy and have access (including electronic access) to all documents that must be made available at the meeting by law, under any regulations that apply or under these Articles.
32.4Meeting Article 32.3 in relation to a document will be considered to also meet any requirement for that document to be on display or available for inspection at that meeting.
32.5If it appears to the chair of a combined physical and electronic General Meeting that the electronic platform, facilities or security at the General Meeting are no longer appropriate for the purposes referred to in Article 32.3, they may interrupt or adjourn the General Meeting under Article 40. They do not need to get permission from the shareholders to do this. All business dealt with at the General Meeting up to the point of adjournment will be valid.
32.6The Directors and the chair of a combined physical and electronic General Meeting may make any arrangement and set any requirement or restriction that is:
(a)necessary to confirm the identification of those taking part and make sure the electronic communication is secure; and
(b)proportionate to achieving those objectives.
32.7We can authorise any voting application, system or facility for combined physical and electronic General Meetings as we see fit.
32.8All resolutions put to the shareholders at combined physical and electronic General Meetings will be voted on by a poll in line with Articles 43 and 44. Poll votes may be cast by any electronic means that the Directors consider appropriate for the purposes of the meeting.
32.9Persons who want to attend or take part in a combined physical and electronic General Meeting through an electronic platform will be responsible for making sure that they have access to any facilities (including but not limited to systems, equipment and internet connection) which are needed to attend or take part. If any of the facilities fail, any business dealt with at the General Meeting, or any action taken under it, will still be valid.

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Proceedings at General Meetings

33Attending and taking part in General Meetings
33.1In deciding whether persons are attending or taking part in a General Meeting, it does not matter whether any two or more people attending are in the same place as each other or how they communicate with each other.
33.2Two or more persons who are not in the same place as each other can attend a General Meeting if their circumstances mean that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them.

34Speaking and voting at General Meetings
34.1The Directors may make whatever arrangements they consider appropriate to allow those attending a General Meeting to exercise their rights to speak or vote at it.
34.2During a General Meeting a person can exercise their right to speak when they are in a position to communicate information and opinions that they have relating to the business of the meeting.
34.3A person can exercise their right to vote at a General Meeting if:
34.3.1they are able to vote, during the meeting, on resolutions put to the vote at the meeting; and
34.3.2their vote can be taken into account in deciding whether or not the resolutions are passed at the same time as the votes of all the other people attending the meeting.

35The chair of a General Meeting
35.1The chair of the Board will be the chair at every General Meeting, if they are willing and able to take the chair. If the chair notifies the Directors that they will not attend the General Meeting, the Directors will, in advance of the General Meeting, appoint a Director to chair the meeting.
35.2Subject to Article 35.1, if we do not have a chair, or if the chair is not willing and able to chair the meeting, after waiting 10 minutes from the time that a meeting is due to start, the Directors who are present will choose one of themselves to act as chair. If there is only one Director present, they will be chair, if they agree.
35.3If there is no Director willing and able to be chair, or if no Director is present within 15 minutes of the time fixed for the meeting, then the shareholders who are personally present at the meeting and entitled to vote will pass an ordinary resolution to decide which one of them is to be chair. A proxy cannot be appointed as the chair.
35.4Any resolution (including any amending resolution) proposed by the chair of the meeting does not need to be seconded.
35.5To avoid any doubt, nothing in the Articles restricts or excludes any of the powers or rights of a chair of a meeting which are given by the general law.

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36Security and other arrangements at General Meetings
36.1The Directors can put in place any arrangements or restrictions they think necessary to ensure the safety and security of people attending a General Meeting and the orderly conduct of the meeting, including requiring those attending in person to submit to searches or health and safety restrictions (or both).
36.2The chair of a meeting can take any action they consider appropriate for:
(a)the safety of people attending a General Meeting (which may include searching anyone attending in person or any other precautions, including health and safety restrictions);
(b)proper and orderly conduct at a General Meeting; or
(c)the meeting to reflect the wishes of the majority.
36.3The chair of the meeting can refuse entry to anyone attending a General Meeting who refuses a security search or will not otherwise comply with any security or health and safety arrangements or restrictions.
36.4If anyone has gained entry to a General Meeting and refuses to comply with any security or health and safety arrangements or restrictions, or disrupts the proper and orderly conduct of the General Meeting, the chair can at any time, without the consent of the General Meeting, order this person to leave or be removed from the General Meeting.
36.5The chair of the meeting can invite any person to attend and speak at the General Meeting who they consider has the knowledge or experience of our business to assist in the deliberations of the meeting.
36.6The chair’s decision on points of order, matters of procedure or matters arising incidentally out of the business of a General Meeting will be final, as will their decision, acting in good faith, on whether a point or matter is of this nature.

37Overflow meeting rooms
37.1At a physical General Meeting, the Directors can arrange for any people who cannot be seated in the main meeting room, where the chair will be, to attend and take part in a General Meeting in an overflow room or rooms. Any overflow room will have appropriate links with the main room as required by the law and will enable audio-visual communication between the meeting rooms throughout the meeting. We will give details of any arrangements under this Article 37 in the notice of the meeting, but if we fail to do this, it will not invalidate the meeting. The Directors can decide how to divide people between the main room and an overflow room. If an overflow room is used, the meeting will be treated as being held, and taking place, in the main room and the meeting will consist of all people who are attending in both the main room and the overflow room.

38The quorum needed for General Meetings
38.1Before a General Meeting starts to do business, there must be a quorum present. If there is not, the meeting cannot carry out any business other than appointing a chair. Unless the Articles say otherwise, a quorum for all purposes is two people who are entitled to attend and vote.

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39The procedure if there is no quorum
39.1This Article applies if a quorum is not present within 10 minutes of the time fixed for a General Meeting to start or within any longer period of up to one hour which the chair can decide on or, if during a meeting, a quorum is no longer present.
39.2If the meeting was called by shareholders, it is dissolved. Any other meeting is adjourned to another day, time and place or places, and (if it applies for a combined physical and electronic General Meeting) electronic platform stated in the notice of meeting. If the notice does not contain these details, the meeting is adjourned to a day, time and place or places, and (if it applies for a combined physical and electronic General Meeting) electronic platform decided by the chair, not less than 10 days and not more than 28 days later.
39.3We will give at least 10 clear days’ notice of any adjourned meeting where the meeting was adjourned due to not being quorate, and the notice will specify that if two shareholders are present (whatever the number of shares held by them) they will be a quorum.
39.4If at the adjourned meeting a quorum (two shareholders) is not present within five minutes of the time fixed for it, the meeting is dissolved.

40Adjourning General Meetings
40.1The chair of a General Meeting can adjourn the meeting, before or after it has started, and whether or not a quorum is present, if the chair considers that:
(a)there is not enough room for the number of shareholders who want to attend the meeting;
(b)the behaviour of the people present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or
(c)an adjournment is necessary for the safety of the people attending the meeting or for any other reason so that the business of the meeting can be properly carried out.
The chair does not need the consent of the meeting to adjourn it for any of these reasons. This includes an indefinite adjournment. The adjournment will be to another time, which can be later on the same day or on a new date, and can be to another place or places (including, for a combined physical and electronic General Meeting, electronic platform). The chair will decide on these matters.
40.2The chair of a General Meeting can also adjourn a meeting which has a quorum present, if this is agreed by the meeting. This can be to a time, date and place or places, and (if it applies for a combined physical and electronic General Meeting) electronic platform proposed by the chair. It includes an indefinite adjournment. The chair must adjourn the meeting if the meeting directs the chair to. In these circumstances the meeting will decide how long the adjournment will be, and where it will adjourn to. If a meeting is adjourned indefinitely, the Directors will subsequently fix the time, date and place or places, and (if it applies for a combined physical and electronic General Meeting) electronic platform of the adjourned meeting.

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1.3General Meetings can be adjourned more than once. But if a meeting at which a quorum is present is adjourned for more than 30 days, or indefinitely, we must give at least seven clear days’ notice for the adjourned meeting in the same way as was required for the original meeting. If a meeting is adjourned for less than 30 days, we do not need to give notice about the adjourned meeting, or about the business to be considered there. Sufficient notice is given if we make a notice available on our website seven clear days before the adjourned meeting.
1.4An adjourned General Meeting can only deal with business that could have been dealt with at the original meeting before it was adjourned.

41Amending resolutions
41.1In the case of a resolution duly proposed as a special resolution, no amendment to that resolution (other than an amendment to correct an obvious error) can be considered or voted on.
41.2In the case of a resolution duly proposed as an ordinary resolution, no amendment to that resolution (other than an amendment to correct an obvious error) can be considered or voted on unless:
(a)notice of the terms of the amendment and of the intention to move the amendment have been:
(i)lodged in writing at the registered office; or
(ii)received electronically, with the notice of meeting, at the address specified for receiving notices in electronic form, at least two clear business days before the time appointed for holding the meeting or adjourned meeting at which the resolution is to be proposed; and
(b)the chair of the meeting decides in good faith that it can be considered and voted on.
41.3If the chair, acting in good faith, rules an amendment to a resolution out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

42Proxies, Corporate Representatives and Directors speaking at General Meetings
42.1Proxies and corporate representatives can speak at a General Meeting.
42.2A Director who is not a shareholder can still attend and speak at a General Meeting.

Voting procedures

43All votes decided on a poll
43.1Substantive Resolutions at a General Meeting will be decided on a poll (whether or not one is demanded) and, at a General Meeting which is held only as a physical General Meeting, any Procedural Resolution will be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded.
43.2A poll can be demanded by:

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(a)the chair of the meeting;
(b)at least five shareholders at the meeting who are entitled to vote (including proxies of shareholders entitled to vote);
(c)one or more shareholders at the meeting who are entitled to vote and who have, between them, at least 10 per cent of the total votes of all shareholders who have the right to vote at the meeting (including proxies for shareholders entitled to vote); or
(d)one or more shareholders who have shares which allow them to vote at the meeting (including proxies of shareholders entitled to vote), where the total amount which has been paid up on these shares is at least 10 per cent of the total sum paid up on all shares which give the right to vote at the meeting.
1.3A proxy form gives the proxy the authority to demand a poll, or to join others in demanding one. A demand for a poll made by a proxy for a shareholder is treated in the same way as a demand by the shareholder themself.
1.4A demand for a poll can be withdrawn before the earlier of the time at which the poll is taken and the close of the meeting if the chair agrees to this. If a poll is demanded, and this demand is then withdrawn, any declaration by the chair of the result of a vote on that resolution by a show of hands, which was made before the poll was demanded, will stand. If a demand is withdrawn, any other shareholder entitled to demand a poll may do so.
1.5At a General Meeting which is held as a combined physical and electronic General Meeting, a resolution put to the vote of the meeting will be decided on a poll, which will be considered to have been validly demanded at the time fixed for holding the meeting it relates to.

44How a poll is taken
44.1If a poll is taken or demanded in line with the Articles, the chair of the General Meeting decides where, when and how the poll will be carried out. The result is treated as the decision of the meeting where the poll was taken or demanded, even if the poll is carried out after the meeting.
44.2The chair can:
(a)decide that a ballot, voting papers, tickets or electronic means, or any such combination, will be used;
(b)appoint scrutineers (who need not be shareholders);
(c)adjourn the meeting to a day, time and place which they decide on for the result of the poll to be declared; or
(d)decide a time and place where the result of the poll will be declared.
44.3On a poll, a shareholder can vote either personally or by his proxy. A shareholder can appoint more than one proxy to attend on the same occasion. If a shareholder votes on a poll, they do not have to use all their votes or cast all their votes in the same way. Unless their appointment provides otherwise, and subject to the Articles, a proxy can vote or not at their discretion on any matter at the meeting.

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1.4A demand for a poll on a Procedural Resolution does not stop a meeting from continuing and dealing with other matters. If a demand for a poll has been withdrawn, the chair may give such directions as the chair considers necessary to ensure that the business of the meeting proceeds as if the demand had not been made.

45Timing of a poll
45.1A poll can either be taken immediately at the meeting or within 30 days and at a place or places, and (if it applies for a combined physical and electronic General Meeting) electronic platform decided on by the chair. No notice is required for a poll which is not taken immediately if the time and place or places, and (if it applies for a combined physical and electronic General Meeting) electronic platform it is to be taken are announced at the General Meeting. If the time and place the poll is to be taken are not announced at the meeting, we must give seven clear days’ notice of the time and place or places, and (if it applies for a combined physical and electronic General Meeting) electronic platform the poll is to be taken.

46The effect of a declaration by the chair
46.1Any declaration by the chair on a point of order is conclusive. In addition, a corresponding entry in the minute book is conclusive proof of the following declarations by the chair of the General Meeting:
(a)a resolution has been passed or not passed; or
(b)a resolution has been passed by a particular majority.
There is no need to prove the validity, number or proportion of votes recorded for or against a resolution.

Voting rights

47The votes of shareholders
47.1Subject to Article 47.2 and any special rights or restrictions which are given to any class of shares by, or in line with, the Articles:
47.1.1When a shareholder is entitled to attend a General Meeting and vote, a shareholder has only one vote on a show of hands. When a duly appointed proxy is entitled to attend a General Meeting and vote, then subject to Article 47.1.2, a duly appointed proxy also has only one vote on a show of hands.
47.1.2On a show of hands, a duly appointed proxy has one vote for and one vote against a resolution if the proxy has been appointed by more than one shareholder entitled to vote on the resolution, and the proxy has been instructed:
(i)by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it; or
(ii)by one or more of those shareholders to vote either for or against the resolution and by one or more other of those shareholders to use his/her discretion as to how to vote.

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47.1.3On a poll, a shareholder has one vote for every share which they hold. On a poll, a duly appointed proxy or a corporate representative who is entitled to be present and to vote, has one vote for every share for which they have been appointed.
1.2To decide who can attend or vote at a General Meeting and how many votes can be cast, the notice of the meeting must give a time by which people must be entered on the Register in order to be entitled to attend or vote at the meeting. This time must be 48 hours or less before the time fixed for the meeting. In calculating the time periods in this Article 47.2, the Directors can decide to exclude any part of any day which is not a business day.

48Shareholders who owe us money
48.1Unless the Articles say otherwise, shareholders who have not paid us all sums relating to their shares which are due at the time of the meeting cannot attend or vote at General Meetings or exercise any other right conferred by being a shareholder in relation to General Meetings. This applies both to attending a meeting personally and to attending by proxy or corporate representative.

49Votes of shareholders who are of unsound mind
49.1This Article 49 applies where:
(a)a shareholder is of unsound mind; and
(b)a court which claims jurisdiction to protect people who are unable to manage their own affairs has made an order detaining a shareholder or appointing a person to manage their property or affairs.
49.2The person or people appointed to act for the shareholder can vote for the shareholder and exercise other rights at General Meetings. This includes appointing a proxy, voting on a show of hands and voting on a poll. However, this Article 49 only applies if they deliver any evidence which the Directors may require of their authority to do these things to the office where the Register is kept (or at any other place which can be specified in line with these Articles) at least 48 hours before the relevant meeting (or adjourned meeting).

50The votes of joint holders
50.1Where a share is held by joint shareholders any one joint shareholder can vote at a General Meeting (either personally or by proxy). If more than one of the joint shareholders votes (either personally or by proxy), the only vote which will count is the vote of the person whose name is listed before the other voters on the Register for the share.

Restrictions on shareholder voting

51Suspending shareholder rights on non-disclosure of interest
51.1If any shareholder, or any person appearing to be interested in shares held by the shareholder, has been properly served with a notice under Section 793 of the Companies Act which requires information about interests in shares (a Section 793 notice), and has not supplied us with the information required within 14 days of the date of the notice, then (unless the Directors decide otherwise) this Article 51 will apply. Until they provide the

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information, the shareholder will not be entitled to attend or vote personally or by proxy or by a corporate representative at a shareholders’ meeting or to exercise any other right in relation to shareholders’ meetings as holder of:
(a)the shares covered by the notice (called default shares);
(b)any further shares which are issued in respect of default shares; and
(c)any other shares held by the shareholder holding the default shares.
1.2Any person who acquires shares subject to the restrictions under Article 51.1 is limited by the same restrictions, unless:
(a)the transfer was an approved transfer (see Article 51.9); or
(b)the transfer was by a shareholder who has supplied the information required by the notice under Article 51.1.
1.3Where the default shares represent 0.25 per cent or more of the existing shares of a class the Directors can, by a notice (a Section 793 Notice) to the shareholder, direct that:
(a)we retain any dividend or part of a dividend or other money which would otherwise be payable on the default shares (without any liability to pay interest when such money is finally paid to the shareholder) and the shareholder will not be entitled to elect to receive shares instead of a dividend; and
(b)subject to Article 51.4, no transfer of any of the shares held by the shareholder will be registered unless:
(i)the transfer is an approved transfer (see Article 51.9); or
(ii)the shareholder has supplied the information required and the transfer is of part only of their holding; and
(iii)when presented for registration, the transfer is accompanied by a certificate. This certificate must be in a form satisfactory to the Directors and state that, after due and careful enquiry, the shareholder is satisfied that none of the shares included in the transfer are default shares.
1.4Any Section 793 Notice can treat shares of a shareholder in certificated and uncertificated form as separate shareholdings and either apply only to shares in certificated form or to shares in uncertificated form or apply differently to shares in certificated and uncertificated form. In the case of shares in uncertificated form, the Directors can only use their discretion to prevent a transfer if this is allowed by the CREST Regulations.
1.5We must send a copy of the Section 793 Notice to every person who appears to be interested in the shares covered by the notice, but if we fail to do so, this does not invalidate the notice.
1.6The effect stated in a Section 793 Notice continues until the information required has been supplied. It ceases to apply when the Directors decide (which they must do within one week of the default being resolved). We must give the shareholder written notice of the Directors’ decision.

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1.7A Section 793 Notice also ceases to apply to any shares which are transferred by a shareholder in a transfer which would be permitted under Article 51.3 even where a Section 793 Notice restricts transfers.
1.8For the purposes of this Article 51, a person is treated as appearing to be interested in any shares if the shareholder holding the shares has been served with a notice under Section 793 of the Companies Act and:
(a)the shareholder has named the person as being interested; or
(b)(after taking into account the response of the shareholder to the notice and any other relevant information) we know or have reasonable cause to believe that the person in question is or may be interested in the shares.
1.9For the purposes of this Article 51, a transfer of shares is an approved transfer if:
(a)it is a transfer of shares to a person offering to buy them or under an acceptance of a take-over offer (as defined in Section 974 of the Companies Act); or
(b)the Directors are satisfied that the transfer is made following a sale in good faith of the whole of the beneficial ownership of the shares to a party unconnected with the shareholder or with any person appearing to be interested in the shares. This includes a sale made through the London Stock Exchange or any other stock exchange on which the shares are normally traded. For this purpose any associate (as that term is defined in Section 435 of the Insolvency Act 1986) is included among the people who are connected with the shareholder or any person appearing to be interested in the shares.
1.10For the purposes of this Article 51, ‘interested’ has the same meaning as in Section 793 of the Companies Act.
1.11For the purposes of this Article 51, reference to a person having failed to give us the information required by a Section 793 Notice, or being in default of supplying such information, includes:
(a)their failure or refusal to give all or any part of it;
(b)giving information which they know to be materially false; or
(c)having recklessly given information which is materially false.
1.12This Article 51 does not restrict in any way the provisions of the Companies Act which apply to failures to comply with notices under Section 793 of the Companies Act.

Proxies

52Completing proxy forms
52.1A proxy form can be in any form which is commonly used, or in any other form, which the
Directors approve.
52.2A proxy form must be in writing. A proxy form given by an individual shareholder must be signed by the shareholder appointing the proxy, or by an agent who has been properly appointed in writing or authenticated in line with Article 123. If a proxy is appointed by a company, the form should be either sealed with the company’s seal or signed by an officer or an agent who is properly authorised to act for the company or authenticated in line with

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Article 123. Unless shown otherwise, the Directors are entitled to assume that where a proxy form appears to have been signed by an officer or agent of a company, the officer or agent was authorised to sign by the company, without requiring any further evidence. Signatures or authentication need not be witnessed.
1.3Subject to the law, all notices convening General Meetings which are sent to shareholders entitled to vote at the General Meeting must be accompanied by a proxy form at our expense.
1.4If we accidentally fail to send out a proxy form to a shareholder entitled to it (or they do not receive the proxy form) it will not invalidate any resolution passed or proceedings at the General Meeting to which the proxy form relates.
1.5A shareholder can appoint more than one proxy to attend, vote and speak at the same meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. Depositing the proxy form does not prevent a shareholder from attending and voting at the meeting or at any adjournment of it.
1.6A proxy need not be a shareholder.
1.7Proxies are appointed for 12 months from the date the proxy form is signed and dated, but the appointment will remain valid after 12 months for the purposes of a poll or an adjourned meeting, if the poll was demanded or the adjournment moved at a meeting held within the 12-month period.

53Delivering completed proxy forms
53.1A completed proxy form must be delivered to the place stated in the notice of General Meeting, or in the proxy form, or, if no place is stated, to the office where the Register is kept. If the Directors decide to accept proxies delivered electronically, the proxies must be delivered in the way that the Directors specify.
A proxy form must be delivered at least:
(a)48 hours before a General Meeting or an adjourned meeting;
(b)24 hours before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or
(c)48 hours before a meeting or an adjourned meeting, if the poll is taken within 48 hours of the meeting or an adjourned meeting.
In calculating the time periods in this Article 53.1, the Directors can decide to exclude any part of any day which is not a business day.
53.2As far as the law permits, Directors can decide to accept proxies delivered electronically (see Article 53.3), subject to any limitations, restrictions or conditions they decide to apply. We may choose not to apply Articles 53.1 and 53.2 in relation to a proxy form delivered in this way. If a proxy form is signed by an agent, the power of attorney or other authority granted to the agent to sign it, or a copy which has been certified, must be delivered with the proxy form, unless the power of attorney has already been registered with us.
53.3In relation to any shares in uncertificated form, the Directors can permit a proxy to be appointed electronically in the form of an uncertificated proxy instruction. They can also permit any supplement to, or amendment or withdrawal of, any such instruction by a further uncertificated proxy instruction. The Directors can set out the method of determining when

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we should consider we received any such instruction. The Directors can treat any such instruction which appears or claims to be sent on behalf of the shareholder as sufficient evidence that the person sending the instruction is authorised to send it on behalf of that shareholder.
1.4If Article 53 is not met, the proxy will not be able to act for the person who appointed them.
1.5Where two or more proxy forms are delivered for use by the same shares, we will treat the one which has been delivered last as replacing and revoking the others which have been delivered.
1.6Unless the proxy form says otherwise, it will be valid at an adjourned General Meeting as well as for the original General Meeting it relates to.
1.7Once a proxy form relating to more than one meeting (including any adjourned meeting) has been delivered, it does not need to be delivered for each following meeting it relates to.
1.8A shareholder can attend and vote at a General Meeting even if they have appointed a proxy to attend, vote and speak at that meeting. However, if they vote in person on a resolution, their appointment of a proxy will not be valid on that resolution.

54Cancelling a proxy’s authority
54.1Any vote cast in the way a proxy form authorises, or any demand for a poll made by a proxy, will be valid even though:
(a)the person who appointed the proxy has died or is of unsound mind;
(b)the proxy form has been withdrawn; or
(c)the authority of the person who signed the proxy form for the shareholder has been withdrawn.
54.2However, this does not apply if notice of the fact has been received at the office where the
Register is kept (or at such other place at which the proxy was validly deposited) before:
(a)the General Meeting or adjourned meeting starts; or
(b)the time fixed to take a poll on a later day; when the proxy form is used.
55Representatives of companies
55.1Subject to the Statutes, a company which is a shareholder can authorise one or more persons to act as its representative or representatives at any General Meeting or any class meeting which it is entitled to attend. Each person will be called a corporate representative.

56Challenging votes
56.1Any objection to the right of any person to vote must be made at the General Meeting (or adjourned meeting) at which the vote is cast. This also applies to any objection about the counting of any vote or the failure to count any vote. If a vote is not disallowed at a

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meeting, it is valid for all purposes. Any objection must be raised with the chair of the meeting and the chair’s decision is final.

Directors

57The number of Directors
57.1There must be at least two Directors (other than alternate directors). But the shareholders can increase this minimum by passing an ordinary resolution. There is no maximum number of Directors.

58Qualification to be a Director
58.1A Director need not be a shareholder.

59Directors’ fees
59.1Under this Article 59.1, each of the Directors, other than a Director acting in an executive capacity, will be paid a fee for their services. The Directors or a committee can decide on the amount, timing and way of paying Directors’ fees, but the total of the fees paid to all of the Directors (excluding amounts paid as special pay under Article 60, amounts paid as expenses under Article 61 and any payments under Article 62) must not exceed:
(a)    £2,000,000 a year; or
(b)    any higher sum decided on by an ordinary resolution at a General Meeting.
59.2The fee will accrue from day to day and any Director holding office as a Director for only part of the period covered by the fee is only entitled to a pro-rata share for that part of the period.

60Special pay
60.1The Directors or any committee can award special pay to any Director who:
(a)acts in an executive capacity;
(b)serves on any committee;
(c)performs any other services which the Directors consider to extend beyond the ordinary duties of a Director;
(d)devotes special attention to the business of NG; or
(e)goes or lives abroad on our behalf.
60.2Special pay can take the form of salary, commission or other benefits, or can be paid in some other way (for example by issuing shares). This is decided on by the Directors or any committee and can be a fixed sum or percentage of profits or otherwise.
60.3Special pay is additional to fees paid under Article 59.1.

61Directors’ expenses
61.1We can also repay a Director’s travelling, hotel and other expenses properly incurred:

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(a)to attend and return from shareholders’ meetings (including any class meetings);
(b)to attend and return from Directors’ meetings;
(c)to attend and return from meetings of committees; or
(d)in other ways in connection with our business.

62Directors’ pensions and other benefits
62.1The Directors or any committee can decide whether to award:
(a)pensions;
(b)annual payments;
(c)gratuities; or
(d)other allowances or benefits
to any people who are or were Directors, executive officers, officers, or employees of NG or of any subsidiary or former subsidiary of NG, or of any predecessor in business of NG and to any member of their family (including a husband or wife, or former husband or wife) or to any person who is or was dependent on them.
62.2The Directors can decide to contribute (before as well as after they stop receiving a salary or occupy a position for which they receive any form of remuneration) to any scheme, trust or fund or to pay premiums to a third party for these purposes. The Directors can make such payments while the intended beneficiary is a Director of NG or of any of our subsidiaries. They can also make such payments if any intended beneficiary is related to, or depends on (or did depend on), a Director of NG or any of our subsidiaries.
62.3The Directors or any committee can arrange for any of these matters to be done by us either alone or working with any other person.
62.4No Director or former Director is accountable to us or our shareholders for a benefit of any kind given in line with this Article 62. Receiving a benefit of any kind given in line with this Article 62 does not prevent a person from being or becoming a Director.

63Appointing Directors to various posts
63.1The Board or any committee can appoint any Director as chair, or as Chief Executive, or to act in any other executive capacity they decide on. So far as the law allows, they can decide on how long these appointments will be for, and on their terms. Subject to the terms of any of the Directors’ contracts with us, they can also vary or end their appointments.
63.2A Director appointed as an executive Director can, in line with Article 60, be paid special pay (by salary, commission, profit sharing or otherwise) in any way the Directors or any committee may decide and either in addition to, or in place of, any fee they receive as a Director under Article 59.
63.3A Director will automatically stop being chair or Chief Executive or acting in any other executive capacity if they are no longer a Director. Other executive appointments will only stop if the contract or resolution appointing the Director to a post says so. If a Director’s

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appointment ends under this Article 63.3, this does not prejudice any claim for breach of contract against us which may otherwise apply.
1.4The Directors can give a Director appointed to an executive post any of the powers which they jointly have as Directors. These powers can be given on terms and conditions decided on by the Directors either in parallel with, or in place of, the powers of the Directors acting jointly. The Directors can change the basis on which such powers are given or withdraw such powers from the executive.

Changing Directors

64Retiring Directors
64.1At an Annual General Meeting, any Director who was elected or last re-elected three or more calendar years before the current year will automatically retire from office. Or they may automatically retire at an earlier Annual General Meeting if the Directors decide this will be the case.

65Eligibility for re-election
65.1A retiring Director is eligible for re-election.

66Re-electing a Director who is retiring
66.1A Director may be re-elected at the General Meeting at which they retire (as long as they are eligible for re-election and have not told us in writing that they do not want to be re- elected) if the shareholders pass an ordinary resolution to re-elect the Director.
66.2A Director retiring at a General Meeting retires at the end of that meeting or (if earlier) when a resolution is passed to appoint someone in his place. Where a retiring Director is re-elected the Director continues as a Director without a break.

67Electing two or more Directors
67.1A single resolution for electing two or more Directors is void unless putting the resolution in this form has been approved by an earlier resolution taken at the General Meeting, with no votes cast against.

68People who can be Directors
68.1Only the following people can be elected as Directors at a General Meeting:
(a)a Director who is retiring at the meeting;
(b)a person who is recommended by the Directors; or
(c)a person who has been proposed by a shareholder (under Article 68.2) who is entitled to attend and vote at the General Meeting.
68.2A shareholder proposing a Director must deliver to the registered office:
(a)a signed letter stating that they intend to propose another person for election as
Director; and

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(b)written confirmation from the person to be proposed that they are willing to be elected.
These must be delivered at least 14 days before the General Meeting, but not more than 42 days before the meeting (this period includes the date on which the notice is given).

69Filling vacancies and appointing extra Directors
69.1The Directors can appoint any person as an extra Director or to fill a casual vacancy. Any Director appointed in this way must retire at the first Annual General Meeting after their appointment. At this Annual General Meeting they can be elected by the shareholders as a Director.
69.2Subject to Article 68, at a General Meeting the shareholders can also pass an ordinary resolution to fill a casual vacancy or to appoint an extra Director.
69.3Extra Directors can only be appointed under this Article up to the limit (if any) on the total number of Directors under the Articles (or any variation of the limit approved by the shareholders under the Articles).
69.4No person will be elected as a Director unless they are recommended by the Board or the Company has received written confirmation from the person that they are willing to be elected as a Director. This confirmation must be received no later than seven days before the General Meeting at which the relevant resolution is proposed.

70Removing and appointing Directors by an ordinary resolution
70.1The shareholders can pass an ordinary resolution to remove a Director, even though their time in office has not ended. This applies whatever else is said in the Articles, or in any agreement between us and the Director concerned. By law, we must be given a special notice of the ordinary resolution. But if a Director is removed in this way, it will not affect any claim for damages for breach of any contract of service they may have.
70.2Subject to Article 68, the shareholders can pass an ordinary resolution to elect a person to replace a Director who has been removed in this way. If a Director is not appointed under this Article 70.2, the vacancy can be filled under Article 69.

71When Directors are disqualified
71.1Any Director automatically ceases to be a Director in any of the following circumstances.
(a)If a bankruptcy order is made against them.
(b)If they make any arrangement or composition with their creditors or apply for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under the Insolvency Act 1986.
(c)If they become of unsound mind.
(d)If they have missed Directors’ meetings for a continuous period of six months, without permission from the Directors, and the Directors pass a resolution stating that they have ceased to be a Director.
(e)If they cease to be or are banned from being a Director by law.
(f)If they:

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(i)give us a letter of resignation; or
(ii)offer to resign and the Directors pass a resolution accepting the offer.
(g)If all the other Directors pass a resolution, or sign a notice, requiring the Director to resign, they will no longer be a Director when the notice is served on them. But if a Director is removed in this way, this will not affect any claim for damages for breach of any contract of service which they may have with us.
(h)If they hold any executive office and this appointment is ended or expires without being renewed within 14 days, and the Directors decide that they should leave their office.
1.2When a Director stops being a Director for any reason, they will also automatically stop being a member of any committee. Their removal from office will be without prejudice to any claim which they or we might bring over any contract of service between them and us.

Directors’ meetings

72Directors’ meetings
72.1The Directors can decide when to have meetings and how they will be conducted, and on the quorum. They can also adjourn their meetings.

73How Directors’ meetings are called
73.1Any Director can call a meeting. The Company Secretary must also call a meeting if a
Director requests a meeting.
73.2Meetings are called by serving a notice on all the Directors. This notice can be given to a
Director:
(a)personally;
(b)by word of mouth;
(c)by notice in writing (sent to him or her at their last known address); or
(d)in electronic form.
73.3Any Director can waive the right to receive notice of any meeting, including one which has already taken place.

74Quorum
74.1If no other quorum is fixed, two Directors are a quorum. Subject to these Articles and the law, a meeting at which a quorum is present can exercise all the powers, authorities and discretions of the Directors.
74.2A person who holds office only as an alternate director will, if the person who appointed them is not present, be counted in the quorum.
74.3A Director who ceases to be a Director at a Directors’ meeting can continue to be present and act as a Director and be counted in the quorum until the end of that meeting if no other Director objects and a quorum would not otherwise be present.

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75The chair of Directors’ meetings
75.1If the chair of the Board is at a meeting, they will chair it. If the chair notifies the Directors that they will not attend the Directors’ meeting then the Directors will, in the advance of the Directors’ meeting, appoint a Director to chair the meeting.
75.2Subject to Article 75.1, if the chair of the Board is not present, or if the chair is not willing to act as chair, within 10 minutes of the time when the meeting is due to start, the Directors who are present can choose which one of them will chair the meeting.

76Voting at Directors’ meetings
76.1Matters for decision which arise at a Directors’ meeting will be decided by a majority vote. If votes are equal, the chair of the meeting has a second, casting vote. Directors can act even if there are vacancies.
76.2The remaining Directors can continue to act even if one or more of them stops being a Director. But if the number of Directors falls below the minimum which applies under Articles 57 and 74 (including any variation of this minimum which is approved by an ordinary resolution of shareholders), the remaining Director can only either:
(a)appoint further Directors to make up the shortfall; or
(b)call a General Meeting.
76.3If no Directors are willing or able to act under this Article 76, any two shareholders can call a General Meeting to appoint extra Directors.

77Directors’ meetings by video or web conference and phone
77.1Any or all of the Directors, or members of a committee, can take part in a meeting of the Directors or of a committee by taking part in a video or web conference or by using a conference phone or similar communication equipment designed to allow everybody to take part in the Directors’ meeting.
77.2Taking part in this way will be counted as being present at the Directors’ meeting. A Directors’ meeting which takes place by way of video or web conference, conference phone or similar equipment will be treated as taking place where most of the participants are. If there is no largest group, Directors’ meetings will be treated as taking place where the chair is.
77.3A Directors’ meeting held in the way described in Article 77.1 will be valid as long as a quorum is present in one single place, or in places connected by way of video or web conference, telephone conference or similar equipment.

78Resolutions in writing
78.1This Article 78 applies to a written resolution which is signed or confirmed electronically by the minimum number of Directors required to make a Directors’ meeting or a meeting of a committee quorate. This kind of resolution is just as valid and effective as a resolution passed by those Directors at a meeting or committee meeting which is properly called and held.
78.2The resolution can be passed using several copies of a document, if each document is signed by one or more Directors, or each Director confirms their agreement

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electronically. These copies can be sent electronically. A resolution is not adopted unless the minimum number of Directors to make the meeting or committee meeting quorate have signed it or confirmed their agreement electronically.
1.3A resolution signed by an alternate director need not also be signed by the person who appointed them. Also, a resolution signed by the person who appointed an alternate director need not also be signed by the alternate director in that capacity.
1.4A written resolution will be valid when it is signed by the last Director.
1.5The resolution can be:
(a)in the form of a letter;
(b)in electronic form (as long as it is in writing); or
(c)in any other way the Directors may approve.

79The validity of Directors’ actions
79.1Everything which is done by:
(a)the Board;
(b)a committee;
(c)a Director;
(d)a person acting as a Director; or
(e)a member of a committee;
will be valid even though it is discovered later that any Director, or person acting as a
Director, was not properly appointed.
79.2Article 79.1 also applies if it is discovered later that anyone was disqualified from being a
Director, or had stopped being a Director, or was not entitled to vote.
79.3In any of the cases set out above, anything done in favour of anyone dealing with us in good faith will be as valid as if there was no defect or irregularity of the kind referred to in this Article 79.

Directors’ interests

80Authorising Directors’ interests
80.1For the purposes of Section 175 of the Companies Act, the Directors can authorise any matter which:
(a)would or could be a breach of a Director’s duty under that section; or
(b)could result in a breach of a Director’s duty under that section.
This authorisation will avoid a situation arising in which the Director has, or could have, a direct or indirect interest that conflicts, or could conflict, with our interests.
80.2For authorisation of a matter under this Article to be effective:

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(a)the matter in question must have been proposed in writing for consideration at a Board meeting, in line with the Board’s normal procedures or in any other way the Directors may decide;
(b)any quorum requirement at the Board meeting when the matter is considered must be met without counting any Interested Directors; and
(c)the matter must be agreed without the Interested Directors voting, or would have been agreed if the votes of the Interested Directors had not been counted.
1.3Any matter authorised under this Article will include any existing or potential conflict of interest which it is reasonable to expect will arise out of the authorised matter.
1.4Any authorisation of a matter under this Article will be subject to any conditions or limitations that the Board decides. The Board can decide the conditions or limitations at the time authorisation is given, or later on, and can end them at any time. A Director must comply with any obligations the Directors impose on him or her after a matter has been authorised.
1.5A Director does not have to hand over to us any benefit he or she receives (or a person connected with them receives) as a result of anything the Board has authorised under this Article. No contract, transaction or arrangement of the type described in this Article can be set aside because of any Director’s interest or benefit.

81Directors may have certain interests
81.1Subject to complying with Article 81.2, a Director can have the following interests.
(a)A Director (or a person connected with them) can be a director, officer or employee of, or have an interest in (including holding shares) any Relevant Company.
(b)A Director (or a person connected with them) can have an interest in any Relevant Company we have an interest in, or be a party to a contract with that company.
(c)A Director (or a person connected with them, or any firm the Director is a partner, employee or shareholder of) can do professional work for any Relevant Company (other than as an Auditor) whether or not they are paid for the work.
(d)A Director can have an interest if it is unreasonable to expect that it will result in a conflict of interest.
(e)A Director can have an interest, transaction or arrangement which may result in another interest which they do not know about.
(f)A Director may have an interest in any matter authorised under Article 80.
(g)A Director may have any other interest authorised by ordinary resolution. No authorisation under Article 80 is required for any interests under this Article 81.1.
81.2The Director must declare the nature and extent of any interest allowed under Article 81.1, but which does not fall within Article 81.3. They must do this at a Board meeting or by sending notice in writing to other Directors electronically or otherwise. If a Director:

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(a)has an interest in a company and is interested in any transaction or arrangement with that company; or
(b)is connected with a person and is interested in a transaction with that person, they must declare the nature and extent of any interest and give such notice at a Board meeting.
1.3A Director does not need to declare an interest:
(a)falling within paragraph (d) or (e) or (f) of Article 81.1;
(b)if the other Directors already know about the interest (and for this purpose the other Directors will be treated as knowing about the interest if it is reasonable to expect they know about it); or
(c)if the interest concerns the terms of their service contract (as defined in Section 227 of the Companies Act) that have been or are to be considered at a Board meeting or at a committee meeting of Directors appointed under these Articles to consider the terms.
1.4A Director does not have to hand over to us any benefit he or she (or a person connected with them) receives:
(a)from any contract or employment with, or interest in, any Relevant Company; or
(b)for any payment as referred to in Article 81.1.
No contract, transaction or arrangement of the type described above can be set aside because of any Director’s interest or benefit.
1.5In this Article each of the following is a Relevant Company:
(a)NG;
(b)a subsidiary of NG;
(c)any parent undertaking of NG or a subsidiary undertaking of any such parent undertaking;
(d)any company promoted by NG; or
(e)any company in which NG is interested.

82Restrictions on quorum and voting
82.1Unless this Article says otherwise, and regardless of whether the interest is one which is authorised under Article 80 or allowed under Article 81, a Director cannot vote (and if he or she does, their vote will not be counted) on a resolution about a contract in which they (or a person connected with them) have an interest.
82.2A Director cannot be counted in the quorum for a Board meeting in relation to any resolution on which they are not entitled to vote.
82.3If the law allows, a Director can (unless they have some other interest as well as an interest allowed by this Article) vote and be counted in the quorum on a resolution concerning a contract:
(a)in which the Director has an interest which they do not know about;

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(b)in which the Director has an interest which it is unreasonable to expect will result in a conflict of interest;
(c)in which the Director has an interest only because they hold our shares, debentures or other securities, or by reason of any other interest in or through us;
(d)which involves giving any security, guarantee or indemnity to the Director or any other person for:
(i)money lent or obligations incurred by the Director, or by any other person;
(ii)at our request, or for our benefit or the benefit of any of our subsidiaries; or
(iii)a debt or other obligation which is owed by us or any of our subsidiaries to that other person if the Director has taken responsibility for all or any part of that debt or obligation by giving a guarantee, security or indemnity;
(e)where we or any of our subsidiaries are offering any shares, debentures or other securities for subscription or purchase:
(i)to which the Director is or may be entitled as a holder of our securities; or
(ii)where the Director will be involved in the underwriting or sub-underwriting;
(f)relating to any other company in which the Director has an interest, directly or indirectly (including holding a position in that company) or is a shareholder, creditor, employee or is otherwise involved in that company. These rights do not apply if the Director owns one per cent or more of that company or of the voting rights in that company;
(g)relating to an arrangement for the benefit of our employees or former employees or any of our subsidiaries which only gives the Directors the same benefits that are generally given to the employees or former employees the arrangement relates to;
(h)relating to us buying or renewing insurance for any liability for the benefit of
Directors and others;
(i)which gives Directors indemnities;
(j)relating to funding expenditure by any Director or Directors:
(i)on defending criminal, civil or regulatory proceedings or actions against the
Director or the Directors;
(ii)in connection with an application to the court for relief; or
(iii)on defending the Director or the Directors in any regulatory investigations;
(k)which enables any Director or Directors to avoid incurring expenditure as described in paragraph (j); and
(l)in which the Director’s interest, or the interest of Directors generally, has been authorised by an ordinary resolution.
1.4This Article 82 applies if the Directors are considering proposals to appoint two or more Directors to positions with us or any company we are interested in. It also applies if the Directors are considering setting or changing the terms of the appointment. These proposals can be split up to deal with each proposed Director separately. If this is done,

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each proposed Director can vote and be included in the quorum for each resolution, except the one concerning them.
1.5If any question comes up at a meeting about whether a Director has a material interest or whether they can vote or be counted in the quorum, and the Director does not agree to abstain from voting on the issue or not be counted in the quorum, the question will be referred to the chair of the meeting. The chair’s ruling about the Director is conclusive, unless the nature or extent of the Director’s interests has not been fairly disclosed to the Board. If the chair is the Director in question, the question will be decided by a resolution of the Board (the chair will be counted in the quorum but will not vote on the matter) and the resolution will be final unless the nature or extent of the chair’s interest (so far as it is known to them) has not been fairly disclosed to the Board.

83Confidential information
83.1Subject to Article 80, if a Director receives information for which he or she owes a duty of confidentiality to a person other than us, and they did not receive the information because of their position as a Director, they will not be required to:
(a)disclose the confidential information to the Board, or to any of Directors, officers or employees; or
(b)use or apply the confidential information in any other way in connection with their duties as a Director.
83.2A duty of confidentiality may arise when a Director has, or could have, a direct or indirect interest that conflicts, or may conflict, with our interests. This Article 83 will apply only if the conflict arises out of a matter which has been authorised under Article 80 or falls within Article 81.
83.3This Article does not affect any equitable principle (rules of fairness) or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article.

84Directors’ interests - general
84.1For the purposes of Articles 80 to 84:
(a)an interest of a person who is connected with a Director will be treated as an interest of the Director; and
(b)Section 252 of the Companies Act will determine whether a person is connected with a Director.
84.2Where a Director has an interest which it is reasonable to expect will result in a conflict of interest, the Director will, if asked to do so by the Board, take any additional steps that are necessary or desirable to manage the conflict of interest. These steps can include complying with any procedures laid down by the Board to manage conflicts of interest generally, or carrying out any specific procedures approved by the Board for managing the situation or matter in question, including (without limitation) the Director:
(a)being absent from any Board meetings where the relevant situation or matter is to be considered; and

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(b)not being given access to documents or information made available to the Board generally in relation to such a situation, or arranging for the documents or information to be reviewed by a professional adviser to determine whether it is appropriate for him or her to have access to such documents or information.
1.3By passing an ordinary resolution, the shareholders can ratify any contract not properly authorised because it breached any of the provisions in Articles 80 to 84.

Minutes

85Minutes
85.1The Directors must make sure that minutes are made in the appropriate books:
(a)recording the appointment of officers made by the Directors;
(b)recording the proceedings of shareholder meetings and meetings of the
Directors and committees; and
(c)recording in each case the names of the Directors present.
85.2Subject to the law, the minutes will be a sufficient record of the meeting if signed by the chair.

Directors’ committees

86Delegating powers to committees
86.1The Directors can delegate any of their powers, or discretions, to committees of one or more Directors. This includes powers or discretions relating to Directors’ pay or giving benefits to Directors. If the Directors have delegated any power or discretion to a committee, any references in these Articles to using that power or discretion include its use by the committee. Any committee must comply with any regulations laid down by the Directors. These regulations can require or allow people who are not Directors to be co-opted onto the committee, and can give voting rights to co-opted members.

86.2Unless the Directors decide not to allow this, a committee can sub-delegate powers and discretions to sub-committees. References in these Articles to committees include sub- committees permitted under this Article 86.

87Committee procedure
87.1If a committee includes two or more Directors, the Articles which regulate Directors’ meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under Article 86.1.

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Directors’ powers

88General powers of Directors
88.1The Directors manage our business and affairs. Subject to the Statutes, these Articles, and any regulation made by special resolution which affects their powers, the Directors will exercise all powers other than those we are required to exercise in a General Meeting. No regulation made by special resolution will invalidate any act previously carried out by the Directors which would have been valid if the regulation had not been made. The general powers granted to the Directors by this Article 88.1 will not be limited or restricted by any special authority or power given to the Directors by any of the other provisions in these Articles.

89Provision for employees if we cease or transfer our business
89.1If we cease or transfer to any person the whole or part of the undertaking of NG (or the whole or part of the undertaking of any of our subsidiaries), the Directors may make provision for the benefit of our employees or former employees (or the employees or former employees of that subsidiary) other than directors, former directors, or shadow directors.

90The power to appoint attorneys and agents
90.1The Directors can appoint anyone (including the members of a group which changes over time) as our attorneys or agents by granting a power of attorney or by authorising them in some other way. The attorneys or agents can either be appointed directly by the Directors, or the Directors can give someone else the power to appoint attorneys or agents. The Directors can decide on the purposes, powers, authorities and discretions of attorneys or agents. But they cannot give an attorney or agent any power, authority or discretion which the Directors do not have under these Articles.
90.2The Directors can decide how long a power of attorney or authority will last for, and they can attach any conditions to it. The power of attorney or authority can also include any provisions which the Directors decide on for the protection and convenience of anybody dealing with the attorney or agent. The power of attorney can also allow the attorney to grant any or all of their power, authority or discretion to any other person.
90.3For the purposes of this Article 90 but subject to Article 90.1, an attorney can be appointed by:
(i)two Directors; or
(ii)a Director and the Company Secretary; or
(iii)a Director in the presence of a witness who confirms the signature of the
Director.
An agent can be appointed by a Director or the Company Secretary.

91Local boards
91.1The Directors can establish any local boards or agencies for managing any of our affairs, either in the United Kingdom or elsewhere.

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1.2The Directors can:
(a)appoint members of these local boards, or any managers or agents;
(b)fix their remuneration, and
(c)delegate to any local board, manager or agent any of the Directors’ powers, authorities and discretions, including the power to sub-delegate.
1.3The Directors can authorise the members of any local boards to fill any vacancies and to act despite any vacancies.
1.4Any appointments or delegations can be made under any terms that the Directors think fit. The Directors can remove any person appointed in this way, and end or vary any such delegation. No person dealing in good faith with the local board or agency will be affected if they have not received notice of any termination or variation of the appointment or delegation.

92Using the title ‘Director’
92.1A person who is employed by, or occupies an office with NG may be given a title which includes the word ‘Director’. This does not mean that the person is a Director of NG or that the person can act as a Director of NG or be deemed to be a Director of NG under these Articles.

93Signatures on cheques
All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for money paid to us, can be signed, drawn, accepted, endorsed or made legally effective in any way the Directors decide by passing a resolution.

94Borrowing powers
94.1So far as the Companies Acts allow, the Directors can exercise all our powers to:
(a)borrow money;
(b)issue (subject to the provisions of the Companies Acts dealing with authority to allot debentures convertible into shares) debentures and other securities; and
(c)give any form of:
(i)guarantee; and
(ii)security, either outright or as collateral and over all or any of our undertakings, property and assets;
for any or our debts, liabilities or obligations or those of any third party.

95Borrowing restrictions
95.1The Directors must:
(a)limit our Borrowings; and

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(b)exercise all voting and other rights or powers of control we have over our subsidiary undertakings;
to make sure that the total amount of all Borrowings by the Group outstanding at any time (excluding any borrowings owed by one member of the Group to another) will not be more than £55,000,000,000 or any other amount approved by shareholders by an ordinary resolution at a General Meeting.
This limitation on Borrowings will only affect subsidiary undertakings to the extent that the Directors can restrict the Borrowings of the subsidiary undertakings by exercising the rights or powers of control which we have over our subsidiary undertakings. We can consent in advance to exceeding the borrowing limit by passing an ordinary resolution at a General Meeting.
1.2In this Article:
(a)Group means NG, its subsidiaries and subsidiary undertakings, other than those not consolidated in NG’s group accounts in line with Section 402 of the Companies Act;
(b)minority proportion means the proportion of the issued equity share capital of a partly-owned subsidiary which is not, for the time being, beneficially owned within the Group; and
(c)borrowings means the aggregate amount (combined total) of all liabilities and obligations of the Group which, in line with the accounting bases and principles of the Group, are treated as borrowings in the latest audited consolidated balance sheet (see Article 95.2(d)) of the Group and will include:
(i)money borrowed from outside the Group by a partly-owned subsidiary
(less a proportion equal to the minority proportion); and
(ii)the proportion of money (equal to the minority proportion) borrowed by a member of the Group from a partly-owned subsidiary of the Group.
Borrowings do not include:
(i)money borrowed by one member of the Group to repay (with or without a premium), within six months of being borrowed, all or part of the outstanding borrowings owed by another member of the Group;
(ii)for six months from the date on which a company becomes a subsidiary undertaking of the Group, an amount equal to money borrowed by that company, and which is outstanding at the date when it becomes a member of the Group;
(iii)for six months from the date on which a company is acquired by a member of the Group, an amount secured on an asset of that company, and which is outstanding at the date of acquisition; and
(iv)money beneficially owned by a member of the Group which is deposited with a person who is not a member of the Group and which must be repaid on, or within three months of, a demand (less, in the case of a partly-owned subsidiary of the Group, a proportion equal to the minority proportion).

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If the amount of Borrowings is being calculated in connection with a transaction involving a company becoming or ceasing to be a member of the Group, the amount is to be calculated as if the transaction had already occurred.
The aggregate of the following will be credited against the money borrowed:
(i)cash in hand of the Group;
(ii)cash deposits and the balance on each current account of the Group with banks in the United Kingdom (and elsewhere if this applies) if the remittance of the cash to the United Kingdom is not prohibited by any law, regulation, treaty or official directive;
(iii)the amount of all short-term assets that might be included in ‘Investments – short-term loans and deposits’ in a consolidated balance sheet of the Group, prepared on the date of the relevant calculation in line with the principles with which the latest audited balance sheet was produced; and
(iv)the amount of any cash or short-term assets which are securing the repayment of any amount borrowed by the Group deposited or otherwise placed with the trustee or similar entity in respect of the relevant borrowing.
Where the aggregate principal amount of Borrowings required to be taken into account for the purposes of this Article 95 is being calculated on any particular date, the following will apply:
(i)Money borrowed by NG or any subsidiary undertaking expressed or calculated in a currency other than sterling will be converted into sterling using the current rate of exchange, when preparing the audited balance sheet which forms the basis of the calculation of the Borrowings. Or, if the calculation did not involve the relevant currency, the Auditors can refer to the rate of exchange, or approximate rate of exchange, they consider appropriate on the date the audited balance sheet was prepared.
(ii)If, under the terms of any borrowing, the amount of money needed to discharge the principal amount of the borrowing in full if it fell to be repaid (at the option of NG or by reason of default) is less than the amount that would otherwise be taken into account for such borrowing, for the purpose of this Article 95, the amount of the borrowing to be taken into account will be the lesser amount.
(d)Audited consolidated balance sheet means the audited consolidated balance sheet of the Group prepared in line with the law for the relevant financial year.
1.3A certificate or report given by a person chosen by the Directors certifying or reporting on the total amount of Borrowings by the Group outstanding at a particular time will be conclusive evidence of that amount. However, the Directors can rely on a ‘good-faith’ estimate of the total amount of Borrowings at any time and if, as a result, the borrowing limit stated in Article 95.1 is accidentally exceeded, an amount of borrowings equal to the excess can be disregarded until six months after the date on which the Directors became aware that such a situation had or may have arisen.
1.4No lender or other person dealing with the Group needs to see or enquire if we are observing the borrowing limit imposed by Article 95.11. No debt incurred or security given in excess of this borrowing limit will be invalid or ineffective unless the lender or the

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recipient of the security was given notice at the time when the debt was incurred or security given, that the limit had been or would be exceeded as a result.

Alternate directors

96Alternate directors
96.1Any Director can appoint any person (including another Director) to act in their place (this person is called an alternate director). These appointments need the approval of the other Directors, unless the proposed alternate director is another Director. A Director appoints an alternate director by delivering a signed appointment (or in any other way approved by the Directors) to us. An alternate director need not be a shareholder.
96.2The appointment of an alternate director ends if the Director appointing them ceases to be a Director, unless that Director retires at a General Meeting at which the Director is re-elected under Article 66. A Director can also remove their alternate director by delivering a signed notice (or in any other way approved by the Directors) to us. An alternate director can also be removed as an alternate director by a resolution of the Directors.
96.3An alternate director is entitled to receive notices of Directors’ meetings once they have given us an address, electronic address or fax number where we can serve notices. They are entitled to attend and vote as a Director at any meeting where the Director appointing them is not present and generally to perform all the functions of the Director appointing them as an alternate director. If the alternate director is a Director or attends any meeting as an alternate for more than one Director, they will have one vote for each Director they act as an alternate for, as well as their own vote as a Director. However, they may not be counted more than once for the purposes of the quorum. If the person who appointed them is temporarily unable to act through ill health or disability, the signature of the alternate director to any resolution in writing of the Directors is as effective as the signature of the person who appointed them.
96.4If the Directors decide to allow this, Article 96.3 also applies to any meeting of a committee that the person who appointed them is a member of.
96.5An alternate director will alone be responsible to us for their own actions and mistakes. Except as said in this Article 96, an alternate director:
(a)does not have power to act as a Director;
(b)is not considered to be a Director for the purposes of the Articles;
(c)is not considered to be the agent of the person who appointed them; and
(d)cannot appoint an alternate director.
96.6If the law allows, an alternate director is entitled to:
(a)contract;
(b)benefit from contracts or arrangements or transactions;
(c)be repaid expenses; and
(d)be indemnified to the same extent as if the alternate director were a Director.

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However, the alternate director is not entitled to receive any pay from us, except for any pay we would otherwise pay to the person who appointed them but which they had told us, in writing, to pay to their alternate or unless we decide otherwise by ordinary resolution.

The Company Secretary

97The Company Secretary
97.1The Company Secretary is appointed by the Directors. The Directors decide on the terms and period of their appointment as long as the law allows this. The Board can also remove the Company Secretary, but this does not affect any claim for damages against us for breach of any contract of employment they may have. The Directors may appoint two or more people to be joint Company Secretaries. One or more deputy and/or assistant Company Secretaries may also be appointed.

The Seal

98The Seal
98.1The Directors are responsible for arranging for the Seal and any securities seal to be kept safely. The Seal and any securities seal can only be used with the authority of the Board or a duly-authorised committee of the Board. The securities seal can be used only for sealing securities we issue in certificated form and sealing documents we issue to create or certify securities.
98.2Subject to the provisions of these Articles and unless the Board or a duly authorised committee of the Board decide otherwise, every document which is sealed using the Seal must be signed personally by:
(a)one Director and the Company Secretary;
(b)two Directors; or
(c)a Director in the presence of a witness who confirms the signature of the Director.
98.3A committee duly authorised by the Board for the purposes of this Article 98 can consist entirely or partly of people other than Directors. Other than the provisions of Articles 85.1(a) and (b), Articles 85 and 78 will apply to this committee.
98.4Where a signature is required to witness the Seal, the Directors can decide that the witness need not sign the document personally but that their signature can be printed on it mechanically, electronically or in any other way the Directors approve.
98.5Securities and documents which have the securities seal stamped on them do not need to be signed unless the Directors or the law require this.
98.6The Directors can use all the powers given by law relating to official seals to be used abroad.
98.7Our certificates for debentures or other securities may be printed in any way and may be sealed or signed for (or both) in any way allowed by these Articles.
98.8As long as it is allowed by law, any document we agree to that is signed by:

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(a)one Director and the Company Secretary;
(b)two Directors; or
(c)a Director in the presence of a witness who confirms the signature of the Director,
(d)will be as effective as if the Seal had been used. However, a document intended as a deed must not be signed in this way without the authority of the Directors or of a committee authorised by the Directors to give such authority.

Authenticating documents

99Establishing that documents are genuine
99.1Any Director, or the Company Secretary, has power to authenticate any of the following, and to certify copies or extracts from them as true copies or extracts:
(a)any documents relating to our constitution;
(b)any resolutions passed by the shareholders, or by the Directors or by a committee; and
(c)any books, documents, records or accounts which relate to our business.
99.2When any books, documents, records and accounts are not kept at the registered office, our officer who holds them is treated as a person who has been authorised by the Directors to authenticate any of them, and to provide certified copies or extracts from them.
99.3This Article 99.3 applies to a document which appears to be a copy of a resolution or an extract from the minutes of any meeting, and which is certified as a copy or extract as described in Article 99.1 or 99.2. This document is conclusive evidence for anyone who deals with us on the strength of the document that:
(a)the resolution has been properly passed; or
(b)the extract is a true and accurate record of the proceedings of a valid meeting.

Reserves

100Setting up reserves
100.1The Directors can set aside any of our profits and hold them in a reserve or use these sums for any legal purpose. Sums held in a reserve can either be used in our business or be invested. The Directors can divide the reserve into separate funds for special purposes and alter the funds the reserve is divided into. The Directors can also carry forward any profits without holding them in a reserve. The Directors must comply with the legal restrictions which relate to reserve funds.

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Dividends

101Final dividends
101.1By law, the Directors can recommend the amount of any final dividend. The shareholders can then declare final dividends by passing an ordinary resolution. No dividend can exceed the amount recommended by the Directors.

102Fixed and interim dividends
102.1By law, if the Directors consider that our profits justify dividend payments, they can:
(a)pay the fixed dividends on any class of shares carrying a fixed dividend on the dates set down for paying these dividends; and
(b)pay interim dividends on shares of any class of the amounts, and on the dates and for the periods they decide.
But no interim dividend will be paid on shares which carry deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears (on any one of them).
102.2If the Directors act in good faith, they are not liable to any shareholders who suffer a loss because the Directors have paid a lawful dividend under this Article 102 on other shares which rank equally with or behind their shares.

103Dividends not in cash
103.1If the Directors recommend this, the shareholders can pass an ordinary resolution to direct all or part of a dividend to be paid by distributing specific assets (and in particular paid-up shares or debentures of any other company). The Directors will give effect to such a resolution. Where any difficulty arises on distributing or valuing the assets, the Directors can settle it as they decide. In particular, they can:
(a)issue fractional certificates (or ignore fractions);
(b)fix the value of assets for distribution purposes;
(c)subject to the law and, in the case of shares held in uncertificated form, the system’s rules, authorise and instruct any person to sell and transfer any fractions;
(d)pay cash of a similar value to adjust the rights of people entitled to the dividend; and
(e)transfer any assets to trustees for people entitled to the dividend.

104Deducting amounts owing from dividends and other money
104.1If a shareholder owes any money relating to shares, the Directors can deduct any of this money from:
(a)any dividend on any shares held by the shareholder; or
(b)any other money payable by us to the shareholder in connection with the shares.
Money deducted in this way can be used to pay amounts owed to us in connection with the shares.

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105Payments to shareholders
105.1Any dividend or other money payable in cash (whether in sterling or foreign currency) relating to a share can be paid:
(a)by cheque or warrant or any other similar financial instrument made payable to the shareholder who is entitled to it and sent direct to their registered address. In the case of joint shareholders, the cash will be sent to the shareholder who is first named in the Register and sent direct to their registered address. The cash can also be sent to someone else or to another address named in a written instruction from the shareholder (or from all joint shareholders);
(b)in the case of shares in uncertificated form, by the use of a relevant system (if authorised by the shareholder);
(c)by inter-bank transfer or other electronic means to an account named in a written instruction from the person receiving the payment; or
(d)in some other way agreed between the shareholder (or all joint shareholders) and us.
105.2For any dividend or other money due on or in connection with a share, the Directors may decide, and tell the shareholder, that:
(a)one or more of the methods described in Article 105.1 will be used for payment and the shareholder can choose which (they must do this in the manner determined by the Directors);
(b)one or more of the methods described in Article 105.1 will be used for the payment unless the shareholder decides otherwise (they must do this in the manner determined by the Directors); or
(c)one or more of the methods described in Article 105.1 will be used for the payment and that the shareholder will not be able to decide otherwise.
105.3The Directors may for this purpose decide that different methods of payment may apply to different members or groups of shareholders.
105.4For joint shareholders, or people jointly and automatically entitled to shares by law, we can rely on a receipt for a dividend or other money paid on shares from any one of the joint shareholders.
105.5Cheques and warrants are sent, and payment in any other way is made, at the risk of the people who are entitled to the money. We are treated as having paid a dividend if such a cheque or warrant is cleared or if a payment using a relevant system or bank transfer or other electronic means is made in line with our instructions. We will not be responsible for a payment which is lost or delayed. If any cheque or warrant or related tax voucher has been, or is alleged to have been, lost, stolen or destroyed, the Directors may issue a replacement cheque or warrant or related tax voucher if the person entitled to the money requests this and pays our administrative expenses for complying with their request.
105.6Unless the rights attached to any shares, or the terms of any shares or the Articles say otherwise, a dividend, or any other money payable in respect of a share, can be paid in whatever currency the Directors decide, using an appropriate exchange rate selected by the Directors for any currency conversions. The Directors can also agree how and when

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the amount to be paid in the other currency will be calculated and paid, and for us or any other person to pay any costs involved.
1.7No dividend or other sum payable by us on or for our shares carries a right to interest from us unless the rights of the shares provide otherwise.
1.8If the person entitled to the dividend is one of our employees or one of our subsidiaries, the cheque or warrant may be sent to that person through our internal post system or that of our subsidiary.
1.9A share will be treated as unclaimed for the purposes of these Articles if:
(a)a shareholder does not give us an address or does not specify an account for the purposes of Article 105.1(c), or fails to give us any other details we need in order to pay a dividend or other money due in cash on or in respect of the share using the payment method the Directors have decided to use in line with this Article, or the payment method the shareholder has chosen, and we need the address or details in order to make the relevant payment; or
(b)we cannot make a payment using the details provided by the shareholder.

106Record dates for payments and other matters
106.1Any dividend or distribution can be paid to the shareholders shown on the Register at the close of business on a particular day. The date must be stated in the resolution passed for payment of the dividend or providing for the distribution. The payment will be based on the number of shares registered on that day. This Article 106 applies whether what is being done is the result of a resolution of the Directors or a resolution passed at a General Meeting. The date stated for payment can be before any relevant resolution was passed. This Article 106 does not affect the rights between past and present shareholders to payments or other benefits.

107Dividends which are unclaimed
107.1The Directors can invest a dividend or use it in some other way for our benefit if it has not been claimed for one year after the passing of either:
(a)the resolution at a General Meeting declaring that dividend; or
(b)the resolution of the Directors providing for payment of that dividend; (whichever is later).
If the Directors decide to pay unclaimed dividends into a separate account, we will not be a trustee of the money and will not be liable to pay any interest on it. Any dividend which has not been claimed for 12 years after the date on which it was declared or became due for payment will be forfeited and belong to us. We will not be liable in any way to, or have to account to, to the relevant shareholder or person automatically entitled to the shares by law to the dividends or other money and we can use the dividends or other money for our benefit in any way that the Directors think fit.
107.2If we sell shares in line with Article 26, any dividend or other money that has not been cashed or claimed by a shareholder (or person automatically entitled to the shares by law) will belong to us when the shares are sold. We can use the uncashed or unclaimed dividends or other money for our benefit in any way that the Directors think fit.

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1.3We can stop paying dividends or other monies payable by cheque, other payment order or any other payment method (including using the facilities of a relevant payment system) if the cheques, other payment orders or other payment method for two dividends or other monies payable in a row are sent back, not cashed or has otherwise failed. This also applies if, following one such occasion, reasonable enquiries have failed to establish any new postal or delivery address or account details for the shareholder or appropriate details for making payment in any other way. We can start paying dividends in this way again if the shareholder or a person automatically entitled to the shares by law claims those dividends.

108Waiving dividends
108.1We can waive (not pay out) all or any dividend by acting on a document signed by the shareholder (or the person automatically entitled to the shares by law) and delivered to us.

Capitalising reserves

109Capitalising reserves
109.1Taking account of any special rights attaching to any class of shares, the shareholders can pass an ordinary resolution to allow the Directors to change into capital any sum:
(a)which is part of any of our reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or
(b)which we are holding as undistributed profits.
109.2Unless the ordinary resolution states otherwise, the Directors will use the sum which is changed into capital by setting it aside for the shareholders at the close of business on the day the resolution is passed (or another date stated in the resolution). The sum set aside must be used to allot shares and distribute them to shareholders (or as they may direct) as bonus shares in proportion to their holdings of shares at the time. The shares can be ordinary shares or, if the rights of other existing shares allow this, shares of some other class. For the purposes of this Article 109.2, unless the ordinary resolution passed in line with this Article says otherwise, if we hold treasury shares at the close of business on the day the resolution is passed (or another date stated in the resolution), we will be treated as an entitled shareholder and all shares we hold as treasury shares will be included in determining the proportions in which the capitalised amount is set aside.
109.3If any difficulty arises distributing shares in line with this Article 109, the Directors, subject to the law and the CREST Regulations, can resolve it in any way they decide. For example, they can deal with entitlements to fractions of a share or any options involving our employee share schemes. They can decide:
(a)that the benefit of share fractions belongs to us;
(b)that share fractions are ignored; or
(c)deal with fractions in some other way including by cash payment.

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1.4The Directors can appoint any person to sign any contract with us on behalf of those who are entitled to shares under the resolution. Such a contract is binding on all shareholders concerned.

Scrip dividends

110Shareholders can be offered the right to receive scrip dividends (extra shares instead of cash dividends)
110.1If the law allows, the Directors can, on any terms they think fit, offer shareholders the right to receive extra shares, instead of some or all of their cash dividend. The shareholders must have passed an ordinary resolution authorising the Directors to make this offer before the Directors can do this.
110.2The ordinary resolution can apply to a particular dividend or dividends. Or it can apply to some or all of the dividends which can be declared or paid in the period up to and including the Annual General Meeting which is held in the third year after the ordinary resolution is passed.
110.3The Directors can offer shareholders the right to request new shares instead of cash for:
(a)the next dividend; or
(b)all future dividends (if a share alternative is made available), until they tell us that they no longer want to receive new shares or the authority under Article 110.1 is not renewed.
The Directors can also allow shareholders to choose between these alternatives.
110.4A shareholder is entitled to shares whose total relevant value is as near as possible to, but not greater than, the cash dividend they would have received. The relevant value of a share is a value calculated in the way set out in the ordinary resolution. If the ordinary resolution does not set this out, then the relevant value of a share is the average value of the shares for the five dealing days starting from, and including, the day when the shares are first quoted ‘ex dividend’. This is worked out from the average middle-market quotations for the shares on the London Stock Exchange, as published in its Daily Official List. A certificate or report from the Auditor stating the relevant value will be conclusive evidence of that amount.
110.5The Directors will only apply this Article 110 if we have enough revenues or reserves which can be capitalised to satisfy the offer.
110.6After the Directors have decided to apply this Article 110 to a dividend, as soon as reasonably practicable they must, notify eligible shareholders in writing of their right to opt for new shares. This notice should also say how, where and when shareholders must notify us if they want to receive new shares. Where new shares are available and shareholders have already opted to receive new shares in place of all future dividends, we will not notify them of a right to opt for new shares. Instead, we will remind them that they have already opted for new shares and tell them how to tell us if they want to start receiving cash dividends again.
110.7The Directors can set a minimum number of shares which shareholders can receive under their right to choose new shares. No shareholders will receive a fraction of a

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share. The Directors can decide how to deal with any fractions left over. We can, if the
Directors decide, have the benefit of these left over fractions.
1.8The Directors can exclude or restrict the right to opt for new shares, or make any other arrangements which they decide are necessary or convenient to deal with any of the following legal or practical problems:
(a)problems relating to laws of any territory; or
(b)problems relating to the requirements of any recognised regulatory body or stock exchange in any territory; or
(c)where special formalities would otherwise apply in connection with the offer of new shares.
1.9So far as a shareholder opts to receive new shares, no dividend on the shares for which they have opted to receive new shares (called the elected shares) will be declared or payable. Instead, new shares will be allotted on the basis set out earlier in this Article 110. To do this the Directors will convert into capital the sum equal to the total nominal amount of the new shares to be allotted. They will use this sum to pay up in full the appropriate number of new shares. These will then be allotted and distributed to the holders of the elected shares as set out above. The sum to be converted into capital can be taken from any amount in any reserve or fund (including the share premium account, any capital redemption reserve and the income statement). Article 109 applies to this process, so far as it is consistent with this Article 110.
1.10Unless the Directors decide otherwise or the CREST Regulations or the rules of a relevant system require otherwise, any new shares which a shareholder has chosen to receive instead of some or all of their cash dividend will be:
(a)shares in uncertificated form if the corresponding elected shares were uncertificated shares on the record date for that dividend; and
(b)shares in certificated form if the corresponding elected shares were shares in certificated form on the record date for that dividend.
1.11The new shares rank equally in all respects with the existing shares on the record date for the dividend. But, they are not entitled to share in the dividend from which they arose.
1.12The Directors can decide at their discretion that new shares will not be available in place of any cash dividend. They can decide this at any time before new shares are allotted in place of a cash dividend, whether before or after shareholders have opted to receive new shares.

Accounts

111Accounting and other records
The Directors will make sure that proper accounting records that comply with the law are kept to record and explain our transactions.

112The location and inspection of records
112.1The accounting records will be kept:

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(a)at the registered office; or
(b)at any other place which the law allows, and the Directors decide on.
1.2Our officers always have the right to inspect the accounting records.
1.3Anyone else (including a shareholder) does not have any right to inspect any of our accounting books or papers unless:
(a)the law or a proper court order or an ordinary resolution passed by us gives them that right; or
(b)the Directors authorise them to do so.

113Sending copies of accounts and other documents
113.1This Article 113 applies to every balance sheet and income statement to be laid before the shareholders at a General Meeting with any other document which the law requires to be attached to these, including the Directors’ and Auditor’s reports.
113.2We must send copies of the documents mentioned in Article 113.1 to the Auditors, shareholders and debenture holders and all other people the Articles, or the law, say we must send them to. We must do this at least 21 clear days before the relevant General Meeting. But we do not need to send these documents to:
(a)shareholders who we send summary financial statements to;
(b)more than one joint holder of shares or debentures; or
(c)any person we do not have a current address for.
113.3Shareholders or debenture holders who are not sent copies can receive a copy free of charge by applying to us at the registered office.

Auditors

114Acts of Auditors
114.1The Directors must appoint Auditors for us. So far as the law allows, the actions of a person acting as an auditor are valid in favour of someone dealing with us in good faith, even if there was some defect in the person’s appointment or the person was at any time not qualified to act as an auditor.

115Auditors at General Meetings
115.1An Auditor can attend any General Meeting and should receive all notices of and other communications relating to any General Meeting which any shareholder is entitled to receive. They can speak at General Meetings on any business which is relevant to them as Auditor.

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Communicating with shareholders

116Serving and delivering notices and other documents
116.1Subject to and in line with the Companies Acts and these Articles, we can send or supply all types of notices, documents or information to shareholders electronically or by making the notices, documents or information available on a website (or we can do both).
116.2Subject to and in line with Articles 116, 117, 119 and 120, the Company Communications Provisions in the Companies Act govern how we send or receive notices, documents or information.

117Notices to joint holders
117.1We will consider anything which needs to be agreed by joint shareholders as agreed when the first joint shareholder who is listed on the Register has agreed. We treat a notice given to the first shareholder in this way as given to all of the joint shareholders.
117.2When a notice or document is given to joint shareholders, it will be given to the first joint shareholder who is listed on the Register.
117.3Where this Article 117 relates to joint shareholders, it will take priority over the Company Communications Provisions.

118Notices for shareholders with foreign addresses
118.1This Article 118 applies to shareholders (including joint shareholders) whose address on the Register is outside the United Kingdom. They can give us a United Kingdom address where we can serve notices or documents on them. If they do give us a United Kingdom address, they are entitled to have notices or documents served on them at that address. Otherwise, they are not entitled to receive any notices and documents from us except electronically, subject to all the laws that apply.
118.2For shareholders registered on a branch register, notices or documents can be posted in the United Kingdom or in the country where the branch register is kept.

119When notices are served or considered to be served
119.1If we send a notice or any other kind of document (including a share certificate):
(a)through the post (or internal post for a shareholder who is one of our employees or an employee of one of our subsidiaries); or
(b)in electronic form but not electronically;
we treat it as being properly served or delivered within 24 hours if we used first-class post or 48 hours if we used second-class post (or on the day advised by the post office).
We can prove that a notice or other document was served by post (or internal post) by showing that:
(a)the letter containing the notice or document was properly addressed; and
(b)it was put into the postal system with postage pre-paid (where this applies) or given to a delivery agent.

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1.2We will treat any notice or document which we sent or supplied electronically as being properly sent 24 hours after it was transmitted. Proving delivery of the notice, document or information will be adequate to show it was properly addressed.
1.3We will treat any notice or document which we send or supply through a website as being properly served when:
(a)the material is first made available on the website; or
(b)the person we sent the notice or document to received (or is treated as having received) notice that the material was available on the website.
1.4If we serve, deliver personally or leave a notice or any other kind of document at the address for the shareholder on the Register, we treat it as being served or delivered on the day and at the time it was left.
1.5If a shareholder is present at any shareholders’ meeting either in person or by proxy or, in the case of a corporate shareholder, by a duly authorised corporate representative, we will consider that they received notice of the meeting and of the reason why it was called.
1.6Where this Article 119 relates to any notices or documents we treat as having been delivered, it will take priority over the Company Communications Provisions.

120Serving notices and documents on shareholders who have died, are bankrupt or are of unsound mind
120.1This Article 120 applies if a shareholder has died, has become of unsound mind or become bankrupt or is in liquidation, but is still registered as a shareholder. It applies whether they are registered as a sole or joint shareholder. A person who is automatically entitled to such shares by law, and who proves this to the reasonable satisfaction of the Directors, can give an address for service of notices and documents. If this is done, notices and documents must be sent to that address. Otherwise, if any notice or other document is served on the shareholder named on the Register, or sent to them in line with the Articles, this will be valid despite their death, unsound mind, bankruptcy or liquidation. This applies even if we knew about these things. If notices or documents are served or sent in line with this Article 120.1, there is no need to send them to, or serve them in any other way, on any other people who may be involved.
120.2Where this Article relates to a shareholder who has died, has become of unsound mind or become bankrupt or is in liquidation, it will take priority over the Company Communications Provisions.

121If documents are accidentally not sent
121.1If any notice or other document relating to any meeting or other proceeding is accidentally not sent, or is not received, the meeting or other proceeding will not be invalid as a result.

122When entitlement to notices stops
122.1This Article 122 applies if, on two consecutive occasions, notices or other communications have been sent by post to a shareholder at their registered address (or, in the case of a shareholder whose registered address is not in the United Kingdom, any address given to us for serving notices) but have been returned undelivered. The shareholder will not be

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entitled to receive any more notices or other communication until they have given us a new registered address (or, in the case of a shareholder whose registered address is not within the United Kingdom, a new address for serving of notices). For the purposes of this Article 122.1, references to a communication include references to any cheque or other method of payment; but nothing in this Article 122.1 will entitle us to stop sending any cheque or other method of payment for any dividend, unless we are also entitled to do so under Article 107.2.

123Signing or authenticating of documents sent electronically
123.1If, under these Articles, a notice, information or document needs to be signed or authenticated by a shareholder or other person, we will consider any notice or document in electronic form is sufficiently authenticated if:
(a)we can confirm the identity of the sender;
(b)we have no reason to doubt the identity of the sender; or
(c)it is in any other way approved by the Directors.
We may specify ways for validating a notice, information or a document, and we will regard any notice, information or document not validated in the way we specify as not having been received by us.

124Statutory requirements for notices
124.1Nothing in Articles 116 to 123 will affect any legal requirement for serving any offer, notice, information or other document in any particular way.

Winding up

125Directors’ power to petition
125.1The Directors have power in our name and on our behalf to present a petition to the court for NG to be wound up.

126Distributing assets in kind
126.1If we are wound up (whether by voluntary liquidation, under supervision of the Court, or by the Court) the liquidator can, with the authority of a special resolution passed by the shareholders and any other sanction required by the law, divide the whole or any part of our assets among our shareholders. This applies whether the assets consist of property of one kind or different kinds. For this purpose, the liquidator can set whatever value they consider fair on any property and decide how to divide it between shareholders or different groups of shareholders. The liquidator can also, with the authority of a special resolution passed by the shareholders and any other sanction required by legislation, transfer any part of the assets to trustees on trusts for the benefit of shareholders as the liquidator decides. The liquidation of NG can then be closed and our company dissolved. However, under this Article 126, no past or present shareholder can be forced to accept any shares or other property which carries a liability.

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Destroying documents

127Destroying documents
127.1We can destroy:
(a)all transfer forms for shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry on the Register, six years after the date of registration;
(b)all dividend payment instructions and notifications of a change of address or name, two years after the date these were registered; and
(c)all cancelled share certificates, one year after the date they were cancelled.
127.2If we destroy a document in line with Article 127.1, it is conclusively treated as having been a valid and effective document in line with our records relating to the document. Any action we took in dealing with the document in line with our terms before it was destroyed is conclusively treated as properly taken.
127.3This Article 127 only applies to documents which are destroyed in good faith and if we are not on notice of any claim to which the document may be relevant.
127.4For documents relating to shares in uncertificated form, we must also comply with any rules (as defined in the CREST Regulations) which limit our ability to destroy these documents.
127.5We can destroy a document earlier than the dates mentioned in Article 127.1 if we make a permanent record (whether electronically, by microfilm, by digital imaging or by any other means) of that document before we destroy it.
127.6This Article 127 does not make us liable:
(a)if we destroy a document earlier than referred to in Article 127.1; or
(b)if we would not be liable if this Article 127 did not exist.
127.7This Article 127 applies whether we destroy a document or dispose of it in some other way.

Indemnity and insurance

128Indemnity and insurance
128.1To the fullest extent permitted by law, we will indemnify any person who is or was at any time our Director or officer out of our own funds against the following:
(a)Any liability incurred by or attaching to them in connection with any negligence, default, breach of duty or breach of trust by them in relation to NG other than:
(i)any liability to us or any associated company; and
(ii)any liability of the kind referred to in Section 234(3) of the Companies Act.
(b)Any other liability incurred by or attaching to them:
(i)in actually or seemingly carrying out their duties;
(ii)in using or seemingly using their powers; and

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(iii)in any other activity connected to their duties, powers or office.
Where a Director or officer is indemnified against any liability in line with this Article 128, the indemnity will cover all costs, charges, losses, expenses and liabilities incurred by them.
1.2As well as the cover provided under Article 128.1 above, the Directors will have power to purchase and maintain insurance for or for the benefit of:
(a)any person who is or was at any time a Director or officer of any relevant company; or
(b)any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any relevant company are interested.
This includes insurance against any liability incurred by or attaching to them through any act or omission:
(i)in actually or seemingly carrying out their duties;
(ii)in using or seemingly using their powers; and
(iii)in any other activity connected to their duties, powers or offices; in relation to:
(a)any relevant company;
(b)any pension fund; or
(c)any employees’ share scheme;
and all costs, charges, losses, expenses and liabilities incurred by them in relation to any act or omission.
1.3Subject to the law, we will:
(a)provide a Director or officer with funds to meet expenditure they have incurred or may incur in defending any criminal or civil proceedings or in connection with any application under the provisions mentioned in Section 205(5) of the Companies Act;
(b)provide a Director or officer with funds to meet expenditure they have incurred or may incur in defending an investigation by a regulatory authority or against action proposed by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to us; and
(c)do anything to enable a Director or officer to avoid incurring such expenditure, but any funds we provide or other things we do will be in line with Section 205(5) of the Companies Act.

The ADR Depositary
Some of our shares are held in the form of American Depositary Receipts (ADRs). These are receipts, administered by American banks, for shares in non-American companies. The American bank’s role includes collecting and distributing dividends to ADR Holders.

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129ADR definitions
129.1In Articles 129 to 138:

ADR Depositary    A bank (custodian), approved by the Board, who holds
Depositary Shares under arrangements where they issue ADRs to an ADR Holder.
ADR Holder    means a person or persons who are registered as holding our ADRs.
ADRs    American depositary receipts which are issued by the
ADR Depositary and represent Depositary Shares.
Appointed Number    means the number of Depositary Shares which an
Appointed Proxy holds.
Appointed Proxy    means an ADR Holder who is appointed as proxy by
the ADR Depositary.
Depositary Shares    Our shares held by a custodian.
Proxy Register    The register of names and addresses of all the
Appointed Proxies.

130The ADR Depositary can appoint proxies
130.1The ADR Depositary can appoint more than one person to be its proxy. As long as the appointment is in line with the requirements in Article 130.2, the appointment can be made in any way and on any terms which the ADR Depositary thinks fit. Each person appointed in this way is called an Appointed Proxy.
130.2The appointment must set out the number of shares allocated to each Appointed Proxy. This number is called the Appointed Number. When added together, the Appointed Numbers of all Appointed Proxies appointed by the ADR Depositary must not be more than the number of Depositary Shares (as calculated in Article 130.3).
130.3The Depositary Shares which can be held by the ADR Depositary consist of the total of the number of shares registered in the name of the ADR Depositary.

131The ADR Depositary must keep a Proxy Register
131.1The ADR Depositary must keep a register of the names and addresses of all the Appointed Proxies. This is called the Proxy Register. The Proxy Register will also set out the ADRs held by each Appointed Proxy. The Appointed Number of shares can be calculated by multiplying the number of ADRs held by an Appointed Proxy by the number of shares which any one ADR currently represents.
131.2The ADR Depositary must let anyone the Directors nominate inspect the Proxy Register during usual business hours on a business day. The ADR Depositary must also provide, as soon as possible, any information contained in the Proxy Register if we or our agents ask for it.

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132Appointed Proxies can only attend General Meetings if properly appointed
132.1An Appointed Proxy may only attend a General Meeting if they provide us with written evidence of their appointment by the ADR Depositary for that General Meeting. This must be in a form agreed between the Directors and the ADR Depositary.

133Rights of Appointed Proxies
133.1Subject to the Companies Act and these Articles, and as long as the Depositary Shares are sufficient to include an Appointed Proxy’s Appointed Number:
(a)at a General Meeting which an Appointed Proxy is entitled to attend, they are entitled to the same rights and have the same obligations in relation to their Appointed Number of shares as if the ADR Depositary was the registered holder of the shares and they had been validly appointed in line with Articles 52 to 56 by the ADR Depositary as its proxy in relation to those shares; and
(b)an Appointed Proxy can appoint another person to be their proxy for their Appointed Number of shares, as long as the appointment is made and deposited in line with Articles 52 to 56 and, if it is, the provisions of these Articles will apply to this appointment as though the Appointed Proxy was the registered holder of such shares and the appointment was made by them in that capacity.

134Sending information to an Appointed Proxy
134.1We can, if the Directors decide and subject to U.S. and any other legal and regulatory requirements, send all the same documents we send to shareholders to an Appointed Proxy, at their address in the Proxy Register.

135Paying dividends to an Appointed Proxy
135.1We can pay to an Appointed Proxy, at their address in the Proxy Register, all dividends or other monies relating to the Appointed Proxy’s Appointed Number of shares instead of paying this amount to the ADR Depositary. If we do this, we will not have any obligation to make this payment to the ADR Depositary as well.

136The Proxy Register can be fixed at a certain date
136.1To determine who is entitled as Appointed Proxies to:
(a)exercise the rights conferred by Article 133;
(b)receive documents sent in line with Article 134; and
(c)be paid dividends in line with to Article 135,
and the Appointed Number of shares for which a person is to be treated as having been appointed as an Appointed Proxy, the ADR Depositary can determine that the Appointed Proxies are the people entered in the Proxy Register at the close of business on a date (a ‘Record Date’) determined by the ADR Depositary in consultation with us.
136.2When a Record Date is decided for a particular purpose:

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(a)the Appointed Number of shares held by an Appointed Proxy will be treated as the number appearing against their name in the Proxy Register at the close of business on the Record Date;
(b)this can be shown by multiplying the number of ADRs which each Appointed Proxy holds by the number of shares which any one ADR currently represents; and
(c)changes to entries in the Proxy Register after the close of business on the Record Date will be ignored in determining if a person is entitled for the purpose concerned.

137The nature of an Appointed Proxy’s interest
137.1Except as required by the Companies Act, we will not recognise any Appointed Proxy as holding any interest in shares held in any trust.
137.2Except for recognising the rights set out in Article 133, we are entitled to treat any person entered in the Proxy Register as an Appointed Proxy for certain shares as the only person (other than the ADR Depositary) who has any interest in such shares.

138Validity of the appointment of Appointed Proxies
138.1If any question arises at a General Meeting about the validity of any appointments to vote (or exercise any other right) in respect of any shares (for example, because the total number of shares recorded against appointments in the Proxy Register is more than the number of Depositary Shares), the chair of the General Meeting will decide who can vote (which can include refusing to recognise a particular appointment or appointments as valid) and the chair’s decision will, if made in good faith, be final and binding.
138.2If a question of the type described in Article 138.1 arises in any circumstances other than at or in relation to a General Meeting, the question will be decided by the Directors. Their decision (which can include refusing to recognise a particular appointment or appointments as valid) will also, if made in good faith, be final and binding.

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Glossary

About the glossary
This glossary is to help readers understand our Articles. Words are explained as they are used in the Articles, they might mean different things in other documents. The glossary is not legally part of the Articles and it does not affect their meaning. The definitions are intended to be a general guide, they are not precise.
Act An Act of Parliament, including the Companies Act, any statute, statutory instrument, order, rule, regulation or directive.
adjourn When a meeting breaks up, to be continued at a later time or day, at the same or a different place.
allot When new shares are allotted, they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason. As soon as a share is allotted, that person gets the right to have their name put on the register of shareholders. When they have been registered, the share has also been issued.
asset Anything which is of any value to its owner.
attorney An attorney is a person who has been appointed to act for another person. The person is appointed by a formal document, called a power of attorney.
associated company The meaning of associated company is given in Section 256 of the Companies Act. The term could relate to one of the company’s subsidiaries, its parent undertaking or a subsidiary of its parent undertaking.
automatically entitled to a share by law In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in their own name. Or they may want the shares to be transferred to another person. When a shareholder dies, or the sole survivor of joint shareholders dies, their personal representatives have the right to have the shares transferred. If a shareholder is made bankrupt, their trustee in bankruptcy has this right.
beneficial interest (or ownership) If a trustee holds shares for someone, or for their benefit, that person has a beneficial interest in those shares.
brokerage Commission which is paid to a broker by a company issuing shares, where the broker’s clients have applied for shares.
capitalise To convert some or all of the reserves of a company into capital (such as shares).
capital redemption reserve A reserve of funds which a company can set up to maintain its capital base when shares are redeemed or bought back.
casual vacancy A vacancy amongst the Directors which occurs because of the death, resignation or disqualification of a Director, or because an elected Director does not accept their appointment, or for any other reason except the retirement of a Director in line with the Articles.
certificate A certificate includes a share certificate (which is not a valid document of title), a loan capital certificate or certificates for our other securities (other than letters of allotment, scrip certificates or similar documents).
Common Seal A seal used to stamp our documents as evidence that we have executed them.

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company Includes any corporate body.
Company Secretary A person appointed in line with Section 271 of the Companies Act and who has the necessary knowledge and experience to carry out the functions of the secretary of the company and who satisfies the requirements of Section 273 of the Companies Act or, if applicable, a joint, deputy or assistant Company Secretary.
consolidate When shares are consolidated, they are combined with other shares, for example every three shares with a nominal value of £1 might be consolidated into one new share with a nominal value of £3.
debenture A typical debenture is a document recording long-term borrowing by a company. The loan usually has to be repaid at a fixed date in the future, and carries a fixed rate of interest.
declare When a dividend is declared, it becomes due to be paid on the date specified in the Resolution.
dividend arrears This includes any dividends on shares with cumulative rights which could not be paid, but which have been carried forward.
dividend warrant A dividend warrant is a cheque for a dividend.
electronically Any document or information sent or supplied in electronic form, as further defined in Section 1168 of the Companies Act.
equity securities Securities that can be converted to equity shares as further defined in Section 560 of the Companies Act.
equity shares Shares in our capital which are regarded as equity share capital under Section 548 of the Companies Act.
ex dividend When a share goes ‘ex dividend’, a person who buys it will not be entitled to the dividend which has been declared shortly before they bought it. However, the seller is entitled to this dividend, even though it will be paid after they have sold their share.
executed A document is executed when it is signed or sealed or made valid in some other way.
executive capacity A role which carries the power of a person responsible for an activity or business.
exercise When a power is exercised, it is put to use.
final dividend The dividend, which is approved by the shareholders and paid following the end of the financial year.
fully paid shares When all of the money due to us for a share has been paid, a share is called a fully paid (or paid up) share.
indemnity If a person gives another person an indemnity, they promise to make good any losses or damage which the other might suffer. The person who gives the indemnity is said to indemnify the person they give it to.
in issue See issue.
instruments Formal legal documents.
interim dividend A dividend, authorised by the Directors, and paid part way through the financial year.

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issue When a share has been issued, everything necessary has been done to make the shareholder the owner of the share. In particular, the shareholder’s name has been put on the register of shareholders. Existing shares which have been issued are in issue.
liabilities Debts and other obligations.
jointly and severally liable When more than one person is jointly and severally liable it means that any one of them can be sued, or they can all be sued together.
material The Board will determine on a case-by-case basis whether a matter or contract is material, considering its value and significance to our business and the interests of any Director.
negotiable instrument A document such as a cheque, which can be freely transferred from one person to another.
nominal amount or value The value of the share in our accounts. For example, the nominal value of 12 204 p ordinary shares is 12 204 p. This value is shown on the share certificate. We can
473    473
issue new shares for a price which is at a premium to the nominal value. Shares can be bought and sold on the stock market for more, or less, than the nominal value. The nominal value is sometimes also called the ‘par value’. The nominal value is not connected to the quoted share price of NG.
notice A formal announcement about a future meeting or event.
non equity securities Securities which are not equity securities.
ordinary resolution A resolution which needs a simple majority. That is, at least 50 per cent of those voting to be in favour.
parent undertaking This is a term defined in the Companies Act. Generally speaking it is a company which controls another company, as it:
(c)has a majority of the votes in the company, either alone or acting with others;
(d)is a shareholder who can appoint or remove a majority of the directors; or
(e)can exercise dominant influence over the company’s decisions because of anything in the company’s articles, or because of a certain kind of contract.
personal representatives A person who is entitled to deal with the property (‘the estate’) of a person who has died. If the person who has died left a valid will, the will appoints ‘executors’ who are personal representatives. If the person died without leaving a valid will, the courts will appoint one or more ‘administrators’ to be the personal representatives.
poll A vote. On a poll vote, the number of votes a shareholder has depends on the number of shares they own. A shareholder has one vote for each share they own. A poll vote is different from a show of hands vote, where each person who is entitled to vote has just one vote, however many shares the person owns.
power of attorney A formal document which legally appoints one or more people to act on behalf of another person.
pre-emption rights The right of shareholders, given by the Companies Act, to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

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premium If we issue a new share for more than its nominal value (for example, because the market value is more than the nominal value), the amount above the nominal value is the premium.
proxy A proxy is a person who is appointed by a shareholder to attend and speak at a meeting and vote for that shareholder. A proxy is appointed by using a proxy form. A proxy does not have to be a shareholder.
proxy form A form which a shareholder uses to appoint a proxy to attend and speak at a meeting and vote for them. The proxy form must be delivered to us before the meeting it relates to.
quorum The minimum number who must be present before a meeting can start. When this number is reached, the meeting is said to be ‘quorate’.
rank and ranking When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares. For example, a share which ranks before (or above) another share when our income is distributed is entitled to have its dividends paid first, before any dividends are paid on shares which rank below (or after) it. If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, and then to shares which rank below. The same applies for repayments of capital. Capital must be paid first to shares which rank first in sharing in our capital, and then to shares which rank below.
redeem and redemption When a share is redeemed, it comes back to us in return for a sum of money (the ‘redemption price’) which was fixed before the share was issued. This process is called redemption. A share which can be redeemed is called a ‘redeemable’ share.
relevant company This refers to:
(a)us;
(b)any of our parent undertakings; and
(c)any company (incorporated or not) in which we or any of our parent undertaking have or have had a direct or indirect interest, or which is associated in any way with us or any of our subsidiaries.
relevant securities Any shares of a company, except shares held as a result of share schemes for employees (such as profit-sharing schemes) and some shares held by the founders of the company. Also included are any securities which can be converted into shares of this type, or which allow their holders to subscribe for shares of this type.
relevant system This is a term used in the CREST Regulations for a paperless share-dealing computer system which allows shares without share certificates to be transferred without using transfer forms.
reserve fund or reserves A fund which has been set aside in the accounts of a company. Profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve fund by the company.
rights or rights of any share The rights attached to the share when it is issued, or afterwards (for example, the right to vote at a meeting or the rights to receive a dividend).

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securities All shares, bonds and other investment instruments issued by a company which entitle the holder to a share in the profits or assets of that company, to receive a cash payment from a company or to subscribe for such a security.
securities seal A seal used to stamp our securities as evidence that we have issued them. Our security seal is like our Common Seal but with the addition of the word ‘securities’.
share premium account If we issue a new share for more than its nominal value (because the market value is more than the nominal value), the amount above the nominal value is the premium, and the total of these premiums is held in a reserve fund (which cannot be used to pay dividends) called the share premium account.
show of hands A vote where each person who is entitled to vote has just one vote, however many shares that person holds.
special notice This term is defined in Section 312 of the Companies Act. Broadly, if special notice of a resolution is required, the resolution is not valid unless we have been told about the intention to propose it at least 28 days before the shareholders’ meeting at which it is proposed (although in certain circumstances the meeting can be on a date less than 28 days from the date of the notice).
special resolution A decision which needs the votes of at least 75 per cent of those voting to be in favour. Shareholders must be given at least 14 clear days’ notice of any special resolution.
special rights These are the rights of a particular class of shares, as distinct from rights which apply to all shares generally. Typical examples of special rights are where the shares rank their rights to sharing in income and assets and voting rights.
statutory declaration A formal way of declaring something in writing. Particular words and formalities must be used - these are laid down by the Statutory Declarations Act of 1835.
stock Shares which have been converted into a single security with a different unit value. For example a shareholding of one hundred £1 shares might be converted into £100 worth of stock.
subdividing shares When shares are subdivided they are split into shares which have a smaller nominal amount. For example, a £1 share might be subdivided into two 50p shares.
subject to Means that something else has priority, or prevails, or must be taken into account. When a statement is subject to another statement the first statement must be read in the light of the other statement, which will prevail if there is any conflict.
subscribe for shares To agree to take new shares in a company (usually for a cash payment).
subsidiary A company which is controlled by another company (for example, because the other company owns a majority of its shares) is called a subsidiary of that company as defined in Section 1159 of the Companies Act.
subsidiary undertaking This is a term defined in Section 1162 of the Companies Act. It is a wider definition than subsidiary. Generally speaking it is a company which is controlled by another company because the other company:
(a)has a majority of the votes in the company either alone, or acting with others;
(b)is a shareholder who can appoint or remove a majority of the directors; or
(c)can exercise dominant influence over the company because of anything in the company’s articles, or because of a certain kind of contract.

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system’s rules The rules of the relevant system.
take-over offer An offer made by one company to the shareholders of another company to buy enough shares to give it control over the other company.
treasury shares Shares which are held by a company as treasury shares in line with Sections 724 to 726 of the Companies Act.
trustees People who hold property of any kind for the benefit of one or more other people under an arrangement which the law treats as a ‘trust’. The people whose property is held by the trustees are called the beneficial owners.
UK GAAP UK generally accepted accounting principles.
uncertificated proxy instruction A properly authenticated instruction sent by means of a relevant system, in line with the system’s rules, to a person acting on our behalf, on terms decided by the Directors.
unincorporated associations Associations, partnerships, societies and other bodies which the law does not treat as a separate legal person from their members.
unsound mind Not being able to make an informed decision due to lack of awareness and understanding of the nature of a document or situation.
website A collection of web pages on the World Wide Web which contain files belonging to us.
wind up The formal process to put an end to a company. When a company is wound up its assets are distributed. The assets go first to creditors who have supplied property and services, and then to shareholders. Shares which rank first in sharing in our assets will receive any funds which are left over before any shares which rank after (or below) them.

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